Exhibit 4.94

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of October 12, 2009, is made by and among Amarin Corporation plc, a company incorporated under the laws of England and Wales (the “Company”), and the purchasers listed on Exhibit A hereto, together with their permitted transferees (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS:

A.           The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof and/or Regulation D thereunder.

B.           The Purchasers desire to purchase and the Company desires to sell, upon the terms and conditions stated in this Agreement, Ordinary Shares of the Company, par value ₤0.50 per share (“Ordinary Shares”), and Warrants (as defined below) for an aggregate purchase price of Seventy million U.S. dollars (U.S. $70,000,000.00) to be funded at the closing of said purchase and sale (the “Closing”).

C.           The capitalized terms used herein and not otherwise defined have the meanings given them in Article 8.

AGREEMENT

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers (severally and not jointly) hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE OF SECURITIES

SECTION 1.1. Purchase and Sale of Securities.

(a) At the Closing, the Company will allot, issue and sell to each Purchaser, and each Purchaser will subscribe to and purchase from the Company, the number of Ordinary Shares (the “Shares”), each represented by one American Depositary Share (each, an “ADS” and collectively, “ADSs”), and the number of the warrants (substantially in the form attached as Exhibit B hereto) to purchase Ordinary Shares represented by ADSs (the “Warrants”), in each case as set forth opposite such Purchaser’s name on Exhibit A hereto (such Shares and Warrants being referred to collectively herein as the “Securities”).

(b) The purchase or subscription price for each unit of Securities consisting of one Share and one Warrant to purchase one Ordinary Share for every two Shares purchased (each, a “Unit”) shall be the amount set forth opposite each Purchaser’s name on Exhibit A hereto (the “Per Unit Purchase Price”) of which a  dollar amount at least equivalent to ₤0.50 per Share on the Closing Date shall be paid in respect of each Share purchased.

SECTION 1.2. Payment.

(a) At or prior to the Closing, each Purchaser will pay the aggregate purchase price for the Securities as set forth opposite such Purchaser’s name on Exhibit A hereto (the “Closing Purchase Price”) by wire transfer of immediately available funds to the Company in accordance with wire instructions provided by the Company to the Purchasers prior to the Closing.  Upon such wire transfer the Company will deposit with the ADS depositary the Ordinary Shares purchased hereunder and irrevocably instruct its depositary to deliver to each Purchaser, on an expedited basis, a statement of account in the name of such Purchaser reflecting the number of Ordinary Shares in the form of ADSs set forth opposite such Purchaser’s name on Exhibit A and will deliver to each Purchaser one or more certificates evidencing the number of Warrants set forth on Exhibit A.

(b) If Abingworth shall notify the Company in writing on the Closing Date that it cannot fund up to $7.5 million of its Closing Purchase Price on the Closing Date due to delays in the receipt of capital called from its investors and Abingworth funds the balance of its Closing Purchase Price on the Closing Date, the Company shall extend the date by which Abingworth must complete such funding by three (3) additional days.  In such event appropriate adjustments will be made to the Ordinary Shares issuable to such Purchaser(s) on the Closing Date and on the date such funding is completed. For the avoidance of doubt, the failure of the Company to permit such three (3) day extension as provided above shall constitute a material breach of this Agreement by the Company, and the failure of Abingworth to fund such shortfall by such third day shall constitute a material breach of this Agreement by Abingworth.

SECTION 1.3. Closing Date.  The Closing will take place on the later of October 16, 2009 and the day on which all the conditions set forth in Article 5 have been satisfied or waived or such other date (but not prior to October 16, 2009) as shall be agreed upon by the Company and a Majority of the Purchasers (the date upon which the Closing occurs shall be referred to herein as the “Closing Date”).  The Closing will be held at the offices of Bingham McCutchen LLP, 399 Park Avenue, New York, New York 10022 or at such other place as shall be agreed upon by the Company and a Majority of the Purchasers.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as specifically contemplated by this Agreement or as set forth in the SEC Documents, the Draft Annual Report or the Disclosure Schedules, which Disclosure Schedules are attached hereto and shall be deemed a part hereof, the Company hereby represents and warrants to each of the Purchasers and the Placement Agent, as of the date hereof and as of the Closing Date, as follows:

SECTION 2.1. Organization and Qualification.  All of the direct and indirect Subsidiaries of the Company are as disclosed in the Draft Annual Report.  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  The Company is duly incorporated and validly existing under the laws of England and Wales, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company is duly qualified to conduct business as a foreign corporation and is in good standing in each United States jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of this Agreement and the transactions contemplated hereby, (ii) a material adverse effect on the results of operations, assets, business, or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement and the transactions contemplated hereby (any of (i), (ii) or (iii), a “Material Adverse Effect”), and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.  Each Subsidiary is duly incorporated or otherwise organized and validly existing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Each Subsidiary is duly qualified to conduct business as a foreign corporation or other entity and is in good standing in each United States jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

SECTION 2.2. Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate this Agreement and the transactions contemplated hereby, including the issuance of the Warrants, and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its Board of Directors or its shareholders in connection therewith other than in connection with the Required Approvals.  This Agreement and each Warrant has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) rights to indemnity and contribution may be limited by applicable law or public policy.

SECTION 2.3. Capitalization.

(a) The capitalization of the Company is as set forth in Schedule 2.3 of the Disclosure Schedules.  All of the issued shares of capital stock of the Company are validly issued and fully paid, and free of preemptive and similar rights to subscribe for or purchase securities.  Except as a result of the purchase and sale of the Securities and as set forth in the SEC Documents, the Draft Annual Report and Schedule 2.3, there are no outstanding options, warrants, rights to subscribe for, or securities, rights or obligations convertible into, or giving any person any right to subscribe for or acquire, any Ordinary Shares or any options, warrants, rights or other instruments convertible into or exchangeable for Ordinary Shares.  The Company’s Memorandum of Association and Articles of Association (the “Memorandum and Articles of Association”), as in effect on the date hereof, have previously been provided to the Purchasers.  Except as disclosed on Schedule 2.3, there are no shareholders agreements, voting agreements, buy-sell agreements, option or right of first purchase agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.  Schedule 2.3 of the Disclosure Schedules contains a true, correct and complete copy of the Company’s 2002 Stock Option Plan, as amended (collectively, the “Amended Plan”), which Amended Plan is in full force and effect.  Except as set forth in Schedule 2.3 of the Disclosure Schedules, no option or award issued under or pursuant to the Amended Plan will vest, and the vesting schedule of any outstanding option or award will not accelerate, as a result of the transactions contemplated hereby.  The Company has not back-dated any of its options or awards issued under or pursuant to the Amended Plan, or otherwise.

(b) Except as set forth in Schedules 2.3, 2.4 or 2.26 of the Disclosure Schedule, the Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

SECTION 2.4. Issuance of Securities.  The Shares and all of the Ordinary Shares to be issued upon exercise of the Warrants (the “Warrant Shares”) are within the authorized share capital of the Company, have been so reserved for issuance by the Company and, upon issuance in accordance with the terms of this Agreement and the Warrants, respectively, will be validly issued and fully paid, and will not be subject to preemptive rights or other similar rights of shareholders of the Company.  Except as set forth in Schedule 2.4, the issuance and sale of the Securities hereunder will not obligate the Company to issue Ordinary Shares or other securities to any other Person and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

SECTION 2.5. No Conflicts; Government Consents and Permits.

(a) The execution, delivery and performance of this Agreement and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including the issuance of the Securities and Warrant Shares upon the exercise of Warrants) will not (i) conflict with or result in a violation of any provision of its Memorandum and Articles of Association, (ii) violate or conflict with, result in a breach of any provision of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) subject to receipt of Required Approvals, result in a violation of any applicable law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not, individually or collectively, reasonably be expected to have a Material Adverse Effect.

(b) Assuming the accuracy of each of the Purchasers’ representations and warranties in Article 3 hereof, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any Governmental Authority or other Person in order for it to execute, deliver or perform any of its obligations under this Agreement and the

Warrants in accordance with the terms hereof and thereof, or to issue and sell the Securities and the Warrant Shares in accordance with the terms hereof and thereof, other than such as have been made or obtained, and except for (i) the registration of the Shares and the Warrant Shares under the Securities Act pursuant to Article 6 hereof, (ii) such filings required to be made under English law or U.S. federal or state or foreign securities laws as set forth on Schedule 2.5 of the Disclosure Schedules, and (iii) such required filings or notifications regarding the issuance or listing of additional shares with Nasdaq as set forth on Schedule 2.5 (collectively, the “Required Approvals”).

(c) The Company and each Subsidiary has all certificates, authorizations, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it as described in the Draft Annual Report, except for such certificates, authorizations, permits, licenses or similar authority, the lack of which would not reasonably be expected to have a Material Adverse Effect (“Material Permits”).  Neither the Company nor any of its Subsidiaries has received any actual notice of any Proceeding relating to revocation, modification or termination of any Material Permit.

SECTION 2.6. SEC Documents; Financial Statements.  Except as disclosed in Schedule 2.6 of the Disclosure Schedules, the Company has complied in all material respects with requirements to file all reports required to be filed by it under the Exchange Act for the preceding two years (all of the foregoing and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein being hereinafter referred to as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension.  At the time of filing, the SEC Documents complied in all material respects with the applicable requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  At the time of filing, the Financial Statements and the related notes complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such Financial Statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such Financial Statements or the notes thereto, and fairly present, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

SECTION 2.7. Annual Report for 2008.  The Company made available to the Purchasers on October 9, 2009 a draft of the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2008 (the “Draft Annual Report”), which has been prepared assuming the Closing occurs subsequent to the period covered thereby but before the filing thereof with the SEC.  At the time of filing, the Draft Annual Report will comply in all material respects with the applicable requirements of the Exchange Act.  The Financial Statements contained in the Draft Annual Report and the related notes comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such Financial Statements have been prepared in accordance with IFRS applied on a consistent basis during the periods involved, except as may be otherwise specified in such Financial Statements or the notes thereto, and fairly present, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited interim statements, to normal, immaterial, year-end audit adjustments.  As of the date hereof, the Draft Annual Report does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 2.8. Absence of Litigation.  Except as described or referred to in the SEC Documents, the Draft Annual Report or Schedule 2.8 of the Disclosure Schedules, there is no Proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company (including its officers and directors in such capacity), any Subsidiary (including its officers and directors in such capacity) or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Securities, this Agreement or the transactions contemplated hereby or (ii) could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect.  Except as described or referred to in the SEC Documents, the Draft Annual Report or Schedule 2.8 of the Disclosure Schedules, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by any Governmental Authority involving the Company, any Subsidiary or any of their respective officers or directors in such Capacity regarding the business, operations, activities or securities of the Company or any such Subsidiary.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

SECTION 2.9. Intellectual Property Rights.  The Company and each Subsidiary owns, or has sufficient rights worldwide to use, all patents and patent applications (including reissues, divisions, continuations, continuations-in-part, extensions, reexaminations and foreign counterparts thereof), trademarks, trademark applications, service marks, trade names, copyrights, trade secrets and know-how, including unpatented inventions, licenses for any of the foregoing and other intellectual property rights listed on Schedule 2.9 of the Disclosure Schedule (collectively, the “Intellectual Property Rights”).  To the Company’s best knowledge (after diligent inquiry), there are no other intellectual property rights used in or necessary or material for use in connection with the Company’s and its Subsidiaries’ respective businesses as currently being conducted or as currently proposed to be conducted as described in the SEC Documents and the Draft Annual Report.  Except as set forth in Schedule 2.9 of the Disclosure Schedules, all of the Intellectual Property Rights owned by the Company or any Subsidiary are exclusively owned by the Company or a Subsidiary and are free and clear of all Liens.  Schedule 2.9 (a) of the Disclosure Schedule sets forth a complete and accurate list of all patents, registered trademarks and registered copyrights owned by the Company or any Subsidiary, in any jurisdiction throughout the world, and all applications for the foregoing; and Schedule 2.9 (b) of the Disclosure Schedules sets forth a list of all agreements under which the Company or any Subsidiary receives from or grants to any Person any Intellectual Property Rights, other than off-the-shelf, shrink-wrap or click-wrap software licenses.  There are no Proceedings, including without limitation any interference, reissue, reexamination, opposition, cancellation or similar proceedings, which adversely affect or challenge the legality, validity, use or enforceability of any of the Intellectual Property Rights.  Neither the Company nor any Subsidiary has received any written notice, including any offers to license the intellectual property of any Person, or opinion of counsel that, and the Company has no knowledge of any facts or circumstances or any other reason to believe that, the use of the Intellectual Property Rights by the Company or any Subsidiary violates or infringes or is alleged to violate or infringe upon the rights of any Person.  None of the Intellectual Property Rights have been judged invalid or unenforceable in whole or in part by any jurisdiction throughout the world and except as set forth in the Draft Annual Report, to the knowledge of the Company, all of the Intellectual Property Rights are valid and enforceable.  All of the registrations and pending applications for Intellectual Property Rights have been timely and duly filed and prosecuted, all maintenance and related fees have been paid, and the Company or its Subsidiaries have taken all other actions required to maintain the validity and effectiveness of such registrations and applications.  To the knowledge of the Company, there has been no infringement or misappropriation by another Person of any of the Intellectual Property Rights.  The Company has taken reasonable measures to protect and maintain the confidentiality of its trade secrets and other confidential Intellectual Property Rights.  Each present or past employee, officer, consultant or any other Person who developed, in whole or in part, any Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries has executed a valid and enforceable assignment to the Company of all right, title and interest in such Intellectual Property Rights.

SECTION 2.10. Certain Fees.  Exclusive of advisory fees payable by the Company pursuant to the Company’s engagement letter with Cowen and Company, LLC (the “Placement Agent”), dated August 4, 2009, and placement agent fees payable by the Company to Niki Dilger pursuant to a letter agreement, dated August 11, 2009, true and complete copies of which have been delivered to the Purchasers, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of the Placement Agent or other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

SECTION 2.11. Investment Company.  The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

SECTION 2.12. No Material Adverse Effect.  Since September 24, 2008, except as described or referred to in the Draft Annual Report as disclosed in Schedule 2.12 of the Disclosure Schedules, and except for cash expenditures in the ordinary course of business consistent with past practice, there has not been any change in the assets, business, properties, financial condition or results of operations of the Company that would reasonably be expected to have a Material Adverse Effect.  Since September 24, 2008, except as described or referred to in the Draft Annual Report as disclosed in Schedule 2.12 of the Disclosure Schedules, (i) there has not been any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, (ii) the Company has not sustained any material loss or interference with the Company’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, and (iii) the Company has not incurred any material liabilities except in the ordinary course of business consistent with past practice.

SECTION 2.13. Nasdaq Capital Market.  When issued the ADSs for the Shares and the Warrant Shares will be listed on the Nasdaq Capital Market, and except as disclosed in Schedule 2.13 of the Disclosure Schedules, to the Company’s knowledge, there are no Proceedings to revoke or suspend such listing.  Except as set forth in Schedule 2.13 of the Disclosure Schedules, the Company is, and after giving effect to the transactions contemplated hereby will be, in compliance with the requirements of Nasdaq Capital Market and the Company has not been notified by its depositary bank of, nor is it aware of, any breach of the terms of its ADS depositary agreement in the last two (2) years.

SECTION 2.14. Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s-length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity with respect to the Company) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of its respective representatives or agents to the Company in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser’s purchase of the Securities.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

SECTION 2.15. Accountants.  The Company’s accountants are Pricewaterhouse-Coopers LLP.  To the knowledge of the Company, such accountants, who the Company expects will express their unqualified opinion with respect to the financial statements to be included in the Draft Annual Report as finalized and filed with the SEC promptly following the  Closing, are a registered public accounting firm as required by the Securities Act.

SECTION 2.16. Insurance.  The Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for a company (i) in the business (currently limited to the clinical trial stage) and locations in which the Company and each Subsidiary are engaged and (ii) with the resources of the Company and each Subsidiary, including, but not limited to, directors and officers insurance coverage.  The Company has not received any notice (written or otherwise) that the Company or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires.

SECTION 2.17. Foreign Corrupt Practices.  Since January 1, 2004, neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

SECTION 2.18. No Registration Rights.  No Person has the right to (i) prohibit the Company from filing the Registration Statement or (ii) except as described or referred to in the Draft Annual Report or Schedule 2.18 of the Disclosure Schedules, require the Company to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement or otherwise.  The granting and performance of the registration rights under this Agreement will not violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture or instrument to which the Company or any Subsidiary is a party.

SECTION 2.19. Taxes.  The Company and each Subsidiary has filed (or has obtained an extension of time within which to file) all necessary federal, state and foreign income and franchise tax returns and has paid all taxes that are due and payable.  The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any

Subsidiary, nor to the Company’s knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any foreign, federal or state taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole.  There are no material tax Liens pending, or to the Company’s knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property.

SECTION 2.20. Real and Personal Property.  Except as referred to or described in the Draft Annual Report, the Company and each Subsidiary have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company and its Subsidiaries, free and clear of all Liens, except those that (i) do not materially interfere with the use of such property by the Company and its Subsidiaries or (ii) would not reasonably be expected to have a Material Adverse Effect.

SECTION 2.21. Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Memorandum and Articles of Association or the laws of England and Wales that is or could become applicable as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under this Agreement and the transactions contemplated hereby, including without limitation as a result of the Company’s issuance of the Securities and the Warrant Shares and the Purchasers’ ownership of the Securities and the Warrant Shares.  Without in any way limiting the foregoing, the Company and the transactions to be effected at the Closing are not subject to the UK Takeover Code and neither the Company nor any Purchaser is required to obtain any consent, authorization or order of, or make any filing or registration pursuant to the UK Takeover Code in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to allot, issue and sell the Securities and the Warrant Shares in accordance with the terms hereof or thereof.

SECTION 2.22. No Manipulation of Stock.  The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the ADSs or any security of the Company to facilitate the sale or resale of any of the Securities.

SECTION 2.23. Related Party Transactions.  Except as set forth in the Draft Annual Report or Schedule 2.23 of the Disclosure Schedules, neither the Company nor any Subsidiary is presently a party to any transaction with any officer or director of the Company or a Subsidiary, any member of such officer’s or director’s family or any entity in which such officer, director or family member has a 5% or greater interest or is an officer, director, trustee or partner, including any contract, agreement or other arrangement providing for the furnishing of services, providing for rental of real or personal property, or otherwise requiring payments, other than reimbursement for expenses incurred on behalf of the Company or a Subsidiary.

SECTION 2.24. Sarbanes-Oxley.  To the Company’s knowledge, the Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it or the transactions contemplated herein.

SECTION 2.25. Solvency.  Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities but excluding contingent liabilities relating to completed acquisitions, including the acquisition of Laxdale Limited and Ester Neurosciences Limited, the rights to an oral formulation of apomorphine and the rights to a nanocrystal formulation of lorazepam as described in Schedule 2.25 of the Disclosure Schedules) as they mature and (ii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debts when such amounts are required to be paid.

SECTION 2.26. Obligations on Pipeline Candidates.  Schedule 2.26 of the Disclosure Schedules contains a true, correct and complete schedule of all licenses, collaboration agreements and other binding agreements of any kind with third parties that require the Company or any Subsidiary to (i) make any milestone, royalty and other similar payments in excess of $100,000 in the aggregate for each such agreement (each, a “Payment Obligations”) or (ii) perform any product development work (pre-clinical or clinical) or undertake any manufacturing (pilot or commercial) requiring expenditures in excess of $100,000 in the aggregate for each such agreement (each, a “Work Obligation”), with respect to any development/pipeline product, development/pipeline compound or development/pipeline candidate (each, a “Product”) owned or licensed by or to the Company or any of its Subsidiaries, including on such schedule (a) the names of the Products, (b) the agreements or other documents that are the source of the Payment Obligations and/or Work Obligations, naming the parties thereto, (c) a description of the Work Obligations, the diligence standards for performing the Work Obligations, and whether each such agreement may be terminated at the Company’s option without liability and if not, the measure of such liability if specified, (d) the milestones, developments, or events that give rise to the Payment Obligations and Work Obligations, and (e) the amounts of the Payment Obligations and whether such Payment Obligations may be settled other than by the payment of cash.

SECTION 2.27. No General Solicitation.  Neither the Company nor any Person acting on its behalf (including the Placement Agent) has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

SECTION 2.28. No Integrated Offering.  Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf (including the Placement Agent)  has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act.

SECTION 2.29. Private Placement.  Assuming the accuracy of the Purchasers’ representations and warranties contained in Article 3 hereof, the offer and sale of the Securities to the Purchasers as contemplated hereby is exempt from the registration requirements of the Securities Act.

ARTICLE 3

PURCHASERS’ REPRESENTATIONS AND WARRANTIES

Each Purchaser represents and warrants to the Company, severally and not jointly, with respect to itself and its purchase hereunder, that as of the date hereof and as of the Closing Date:

SECTION 3.1. Investment Purpose.  The Purchaser is purchasing the Securities for its own account and not with a present view toward the public sale or distribution thereof and has no intention of selling or distributing any of such Securities, or any Warrants Shares issued upon the exercise of Warrants, or any arrangement or understanding with any other Persons regarding the sale or distribution of such securities except in accordance with the provisions of Article 6 or otherwise as would not result in a violation of the Securities Act.  The Purchaser will not, directly or indirectly, offer, sell, pledge (other than in connection with a bona fide margin account with a registered broker dealer), transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities or any Warrant Shares except in accordance with the provisions of Article 6 or otherwise pursuant to and in accordance with the Securities Act.

SECTION 3.2. Purchaser Status.  At the time the Purchaser was offered the Securities, it was, at the date hereof it is, and on each date on which it exercises any Warrants it will be, either (i) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act, or (ii) an “accredited investor” as defined in Rule 501(a) under the Securities Act having such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities.

SECTION 3.3. Reliance on Exemptions.  The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from or non-application of the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

SECTION 3.4. Information.  The Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to such information about the Company and its financial condition, results of operations, businesses, properties, management and prospects as it believes to be sufficient to enable it to evaluate its investment, including, without limitation, the Company’s SEC Documents, the Draft Annual Report and the Disclosure Schedules; (iii) the opportunity to review the SEC Documents, the Draft Annual Report and the Disclosure Schedules; and (iv) the opportunity to obtain such additional information that the Purchaser has requested and the Company has provided.  The foregoing acknowledgment of opportunity and access shall not be deemed in any way to limit the representations and warranties of the Company set forth in Article 2 above or the ability of the Purchasers to rely thereupon.

SECTION 3.5. Acknowledgement of Risk.

(a) The Purchaser acknowledges and understands that its investment in the Securities involves a significant degree of risk, including, without limitation: (i) the Company has a history of operating losses and requires substantial funds in addition to the proceeds from the sale of the Securities; (ii) an investment in the Company is speculative, and only purchasers who can afford the loss of their entire investment should consider investing in the Company and the Securities; (iii) the Purchaser may not be able to liquidate its investment; (iv) transferability of the Securities is limited; (v) in the event of a disposition of the Securities, the Purchaser could sustain the loss of its entire investment; and (vi) the Company has not paid any dividends on its Ordinary Shares since inception and does not anticipate the payment of dividends in the foreseeable future.  Such risks are more fully set forth in the SEC Documents, the Draft Annual Report and the Disclosure Schedules.

(b) The Purchaser is able to bear the economic risk of holding the Securities for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Securities.

(c) Except as set forth in the opinions of Cahill Gordon & Reindel LLP and K&L Gates LLP as delivered to the Purchaser on the Closing Date, the Purchaser has with respect to all legal matters relating to this Agreement and the offer and sale of the Securities relied solely upon the advice of such Purchaser’s own counsel and has not relied upon or consulted any counsel to the Placement Agent or counsel to the Company.

(d) The Purchasers acknowledge that the only representations or warranties the Company is making in connection with the transaction contemplated hereby are those set forth in Article 2, as modified by the SEC Documents, the Draft Annual Report and the Disclosure Schedules.

SECTION 3.6. Governmental Review.  The Purchaser understands that no United States federal or state or foreign Governmental Authority has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

SECTION 3.7. Transfer or Resale; Legends.

(a) The Purchaser understands that:

(i) the Securities and any Warrant Shares issued upon the exercise of Warrants have not been and will not be registered under the Securities Act (other than as contemplated in Article 6) or any applicable state securities laws and, consequently, the Purchaser may have to bear the risk of owning such securities for an indefinite period of time because such securities may not be transferred unless (A) the resale of such securities is registered pursuant to an effective registration statement under the Securities Act, as contemplated in Article 6; or (B) such securities to be sold or transferred are sold or transferred pursuant to an exemption from such registration and, if requested by the Company, or required by the depositary, to effect any such transfer, the Purchaser has delivered to the Company an opinion of counsel to the Purchaser (in form, substance and scope reasonably acceptable to the Company) to such effect;

(ii) except as set forth in Article 4 and Article 6, neither the Company nor any other Person is under any obligation to register the resale of the Securities or any Warrant Shares under the Securities Act or any state or foreign securities laws or to comply with the terms and conditions of any exemption thereunder;

(iii) the Shares and any Warrant Shares will be delivered to the Purchaser in the form of uncertificated restricted ADSs in the depositary’s direct registration system and the Warrants will be delivered to the Purchaser in the form of certificated restricted Warrants, and all such Securities and Warrant Shares will be held as restricted securities until they are resold pursuant to an effective registration statement under the Securities Act (or an available exemption therefrom), or otherwise cease to be restricted securities under the Securities Act; and

(iv) the Shares and any Warrant Shares will be subject to the transfer restrictions contained in the legend set forth below:

THE RESTRICTED AMERICAN DEPOSITARY SHARES (“RESTRICTED ADSs”) CREDITED TO YOUR ACCOUNT AND THE UNDERLYING RESTRICTED SHARES (“RESTRICTED SHARES”) OF THE COMPANY ARE SUBJECT TO THE TERMS OF THE SUPPLEMENTAL LETTER AGREEMENT, DATED AS OF MAY 16, 2008 (THE “SUPPLEMENTAL LETTER AGREEMENT”), AND THE DEPOSIT AGREEMENT, DATED AS OF MARCH 29, 1993, AS AMENDED AND SUPPLEMENTED (AS SO AMENDED AND SUPPLEMENTED, THE “DEPOSIT AGREEMENT”).  ALL TERMS USED BUT NOT OTHERWISE DEFINED HEREIN SHALL, UNLESS OTHERWISE SPECIFICALLY DESIGNATED HEREIN, HAVE THE MEANING GIVEN TO SUCH TERMS IN THE SUPPLEMENTAL LETTER AGREEMENT, OR IF NOT DEFINED THEREIN, IN THE DEPOSIT AGREEMENT.

HOLDERS AND BENEFICIAL OWNERS OF THE RESTRICTED ADSs BY ACCEPTING AND HOLDING THE RESTRICTED ADSs, AND ANY INTEREST THEREIN, SHALL BE BOUND BY THE TERMS OF THE DEPOSIT AGREEMENT AND THE SUPPLEMENTAL LETTER AGREEMENT.  AT THE TIME OF ISSUANCE, THE RESTRICTED ADSs HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT IN A TRANSACTION REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR (B) AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS.  UNLESS A REGISTRATION STATEMENT IS EFFECTIVE WITH RESPECT TO THESE SECURITIES, AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, EACH OF THE DEPOSITARY AND THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE DEPOSITARY AND THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.

PRIOR TO THE TRANSFER OF THE RESTRICTED ADSs, A HOLDER OF RESTRICTED ADSs WILL BE REQUIRED TO PROVIDE TO THE DEPOSITARY AND TO THE COMPANY A CERTIFICATION IN THE FORM ATTACHED TO THE SUPPLEMENTAL LETTER AGREEMENT.  PRIOR TO THE WITHDRAWAL OF THE RESTRICTED SHARES, A HOLDER OF RESTRICTED ADSs WILL BE REQUIRED TO PROVIDE TO THE DEPOSITARY AND TO THE COMPANY A WITHDRAWAL CERTIFICATION IN THE FORM ATTACHED TO THE SUPPLEMENTAL LETTER AGREEMENT.  THE TRANSFER AND OTHER RESTRICTIONS SET FORTH HEREIN AND IN THE SUPPLEMENTAL LETTER AGREEMENT SHALL REMAIN APPLICABLE WITH RESPECT TO THE RESTRICTED ADSs AND THE RESTRICTED SHARES UNTIL SUCH TIME AS THE PROCEDURES SET FORTH IN THE SUPPLEMENTAL LETTER AGREEMENT FOR REMOVAL OF RESTRICTIONS ARE SATISFIED.  NEITHER THE COMPANY NOR THE DEPOSITARY MAKES

ANY REPRESENTATION AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALE OF THE RESTRICTED SHARES OR THE RESTRICTED ADSs.  A COPY OF THE DEPOSIT AGREEMENT AND OF THE SUPPLEMENTAL LETTER AGREEMENT MAY BE OBTAINED FROM THE DEPOSITARY OR THE COMPANY UPON REQUEST.

(v) The Warrants will be subject to the transfer restrictions contained in the legend set forth below, which legend will also be imprinted on the certificates evidencing the Warrants:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR (B) AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS IS AVAILABLE. AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.

(b) A Purchaser may request, and the Company agrees to authorize, that its Shares and Warrant Shares be withdrawn from the depositary’s direct registration system at any time and reissued in certificated form to the Purchaser or any transferee from the Purchaser pursuant to a transfer complying with this Section 3.7, provided that all such certificates shall bear the legend provided in Section 3.7(a)(v) unless (i) the sale of the Securities or the Warrant Shares was made pursuant to an effective Registration Statement or (ii)  such Securities or Warrant Shares in the hands of the transferee are eligible for sale under Rule 144 under the Securities Act without restriction as to current public information, volume or the manner of sale.

Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Purchaser (i) that is a partnership to an Affiliate, a partner or limited partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner, limited partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse; (ii) that is a corporation to its stockholders in accordance with their interest in the corporation; (iii) that is a limited liability company to its members or former members in accordance with their interest in the limited liability company; or (iv) to the Purchaser’s family member or trust for the benefit of the individual Purchaser, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Purchaser hereunder.

SECTION 3.8. Authorization; Enforcement.  The Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby.  The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement.  Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by applicable securities laws or public policy underlying such laws.

SECTION 3.9. Residency. The Purchaser is organized under the laws and the jurisdiction set forth immediately below such Purchaser’s name on the signature pages hereto.

SECTION 3.10. No Short Sales.  Since the Purchaser was first contacted with reference to the transactions contemplated hereunder, neither the Purchaser nor, to the Purchaser’s knowledge, any Affiliate of the Purchaser, foreign or domestic, has, directly or indirectly, effected or agreed to effect any “short sale” (as defined in Rule 200 under Regulation SHO), whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Ordinary Shares, borrowed or pre-borrowed any Ordinary Shares, or granted any other right (including, without limitation, any put or call option) with respect to the Ordinary Shares or with respect to any security that includes, relates to or derived any significant part of its value from the Ordinary Shares or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”).  Prior to the earliest to occur of (i) the termination of this Agreement, (ii) the date that the  Registration Statement becomes effective or (iii) the  Required Effectiveness Date, such Purchaser shall not engage, directly or indirectly, in a Prohibited Transaction.  Each Purchaser acknowledges that the representations, warranties and covenants contained in this Section 3.10 are being made for the benefit of the Purchasers as well as the Company and that each Purchaser shall have an independent right to assert any claims against any other Purchaser arising out of any breach or violation of the provisions of this Section 3.10.

SECTION 3.11. Regarding Placement Agent; Solicitation.  The Purchaser represents that (i) if not a shareholder of the Company prior to the date hereof, it was contacted regarding the sale of the Securities by the Placement Agent (or an authorized agent or representative thereof), and (ii) it did not become aware that the Securities were being offered for sale by means of any form of general solicitation or general advertising.

ARTICLE 4

COVENANTS

SECTION 4.1. Conduct of Business.  During the period from the date of this Agreement until the Closing, except as expressly set forth in this Agreement, the Company agrees that, without the prior written consent of a Majority of the Purchasers (including Abingworth) (the parties hereto agree that, for purposes of this Section 4.1 and Section 4.2, references to the Company shall include each Subsidiary of the Company, such that each Subsidiary of the Company shall be subject to, and bound by, the obligations and requirements contained in this Section 4.1 and Section 4.2, and the Company agrees to take such action as may be required to cause each such Subsidiary to comply with and be bound by this Section 4.1 and Section 4.2):

(a) The Company’s business shall be conducted only in the ordinary course, in a manner consistent with past practice, and in compliance in all material respects with all applicable law;

(b) The Company shall not (i) make or assist in making any change in, or amendment to, the governance or organizational documents of the Company or any material contract of the Company listed in Schedule 4.1(b) of the Disclosure Schedules (the “Material Contracts”); (ii) breach any Material Contract; or (iii) enter into any contract that requires the Company to pay, or entitles the Company to receive, in excess of $100,000 in any twelve month period;

(c) The Company shall not (i) create, incur, assume, or guarantee any liability or Indebtedness, except trade payables incurred in the ordinary course of business, consistent with past practice; or (ii) loan or advance any funds;

(d) Other than in the ordinary course of business, consistent with past practice, the Company shall not (i) acquire any property or asset; (ii) make any capital expenditure; (iii) sell, transfer, lease, assign, or dispose of, or agree to sell, transfer, lease, assign, or dispose of, any property or asset; or (iv) enter into any transaction or transactions;

(e) The Company shall not make any distribution or pay any dividend in respect of its capital stock;

(f) The Company shall not subject to any Lien, or permit any Lien to exist on, the leased real property or any other property or asset of the Company (other than Liens in existence as of the date hereof);

(g) Excluding issuances of securities described in clauses (i), (iii) or (v) of the definition of “Exempt Securities” set forth in Article 8 hereof, the Company shall not issue any (i) securities; (ii) options, warrants, puts, calls, commitments, agreements, contracts, preemptive, rights of first refusal, or other rights to purchase, issue, or otherwise acquire any securities of the Company; or (iii) obligations or securities convertible into or exchangeable for securities of the Company;

(h) The Company shall maintain each of its insurance policies in existence as of the date hereof;

(i) The Company shall not, except as provided in Section 5.2(o), (i) enter into any employment or consulting agreement or arrangement; (ii) except for an amendment to the Amended Plan to expand the options thereunder to yield 10% unallocated options on a fully diluted basis as of the Closing, amend or modify any existing employment or consulting agreement or arrangement, or adopt, amend, modify, or terminate any employee benefit plan; (iii) other than in the ordinary course of practice, consistent with past practice, terminate or modify the terms of employment of, any of the Company’s employees; or (iv) make any change in the rate of compensation, commission, bonus, benefits, or other direct or indirect remuneration payable to or in respect of any of the Company’s employees or consultants;

(j) The Company shall not (i) release any claims, or waive any rights; or (ii) settle or compromise any litigation, action, proceeding, or claim involving any liability for money damages or any restrictions upon any of its operations or that may be precedential with respect to other litigations, actions, proceedings, or claims that may involve such damages or restrictions;

(k) The Company shall not change accounting principles, policies, practices, or related methodologies, or change any of its methods of reporting income and deductions for income tax purposes, except as required by changes in applicable law;

(l) The Company shall not close any offices at which the Company’s business is conducted or open any new offices; and

(m) The Company shall not make or change any tax election, change an annual accounting period, adopt or change any accounting method with respect to taxes, file any amended tax return, enter into any closing agreement, settle or compromise any proceeding with respect to any tax claim or assessment relating to the Company, surrender any right to claim a refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to the Company, or take any other similar action relating to the filing of any tax return or the payment of any tax.

SECTION 4.2. Preservation of Business and Assets.  During the period from the date of this Agreement until the Closing, the Company (a) shall use its commercially reasonable efforts to preserve the current business and goodwill of the Company, and (b) shall not change the fundamental nature or characteristics of its business from the business conducted as of the date hereof.

SECTION 4.3. Notification.  During the period from the date of this Agreement until the Closing, the Company shall promptly notify each Purchaser in writing of any fact, condition, event, or occurrence that (a) causes or constitutes a breach of any of the Company’s representations or warranties made as of the date of this Agreement or that would cause or constitute such a breach had such representation or warranty been made as of the time of occurrence or discovery of such fact, condition, event, or occurrence; (b) causes or constitutes a breach of any covenant of the Company under this Agreement or that may make satisfaction of any of the conditions in Section 5.2 impossible or unlikely; or (c) has or could reasonably be expected to have a Material Adverse Effect.  No such notification shall be deemed to modify the representations, warranties, or covenants of the Company contained in this Agreement for any purpose.

SECTION 4.4. Access and Information.  During the period from the date of this Agreement until the Closing, the Company shall give each Purchaser and its Affiliates and their respective accountants, counsel, and other representatives reasonable access during normal business hours to the Company’s offices, properties, books, contracts, commitments, reports, records, and personnel, and give them, or give them access to, the documents, financial data, records, and information with respect to the Company and its business as any Purchaser from time to time reasonably requests.

SECTION 4.5. Further Actions.  Each party hereto shall, as promptly as practicable, use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable to fulfill its obligations under this Agreement and to consummate and make effective the transactions contemplated hereby.

SECTION 4.6. Reporting Status.  The ADSs and the Ordinary Shares are registered under Section 12 of the Exchange Act.  During the Registration Period, the Company agrees to use commercially reasonable efforts to timely file all documents with the SEC, and the

Company will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.  Without limiting, the foregoing, the Company will finalize the Draft Annual Report and file it with the SEC not later than November 2, 2009.

SECTION 4.7. Financial Information.  The financial statements of the Company to be included in any documents to be filed with the SEC will be prepared in accordance with accounting standards permitted by the Exchange Act (including on the date hereof, International Financial Reporting Standards as adopted by the European Union), consistently applied (except as may be otherwise indicated in such financial statements or the notes thereto) and will fairly present in all material respects the consolidated financial position of the Company and consolidated results of its operations and cash flows as of, and for the periods covered by, such financial statements (subject, in the case of unaudited statements, to normal year-end audit adjustments).

SECTION 4.8. Securities Laws Disclosure; Publicity; Confidentiality.  On October 13, 2009 the Company shall issue a press release (subject to prior review and approval, not to be unreasonably withheld, by each of the Lead Investors and Abingworth) announcing the signing of this Agreement and describing the terms of the transactions contemplated by this Agreement.  On or before October 14, 2009, the Company shall submit a Current Report on Form 6-K (subject to prior review and approval, not to be unreasonably withheld, by the Lead Investors and Abingworth) to the SEC describing the terms of the transactions contemplated by this Agreement and including as an exhibit to such Current Report on Form 6-K, this Agreement in the form required by the Exchange Act.  The Company shall not publicly disclose the content of the discussions among the parties hereto and their respective agents or the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or regulation.  The parties further agree they will not use any portion of the information and data provided to such party by the other party in connection with the transactions contemplated by this Agreement for any purpose other than the consummation of the Closing.  The existing confidentiality agreements between the parties shall remain in force.

SECTION 4.9. Sales by the Purchasers.

(a) Each Purchaser agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with its sales of Registrable Securities pursuant to a Registration Statement or otherwise comply with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder.  No Purchaser will make any sale, transfer, pledge or other disposition of the Securities in violation of U.S. federal or state or foreign securities laws or the terms of this Agreement.  Without limiting the foregoing, the Purchasers acknowledge that, as a result of their representation on the Company’s Board of Directors or otherwise, they may from time to time come into possession of confidential information regarding the Company that may constitute “material non-public information” under the U.S. securities laws and agree not to trade in any securities of the Company while in possession of such information in a manner that would violate the U.S. securities laws or be inconsistent with the Company’s share dealing code.

(b) Commencing from the Closing Date, the Company agrees not to furnish material non-public information to any Purchaser that does not have an Affiliate then serving as a director of the Company without such Purchaser's prior consent.

SECTION 4.10. Reservation of Ordinary Shares.  As of the date hereof, the Company has sufficient authorized and unissued share capital, and the Company shall continue to have sufficient authorized and unissued share capital for the purpose of enabling the Company to issue the Securities pursuant to this Agreement and Warrant Shares upon exercise of the Warrants.

SECTION 4.11. Preemptive Rights.

(a) Each Purchaser shall have a right of first refusal to purchase up to such Purchaser’s Pro Rata Percentage of any offering by the Company of Ordinary Shares or any other class or series of its capital stock, or any other securities convertible or exercisable into or exchangeable for Ordinary Shares or any other class or series of capital stock (including convertible stock, redeemable stock and debt with warrants, but excluding any Exempt Securities (other than clause (vi) thereof), and any issuances pursuant to the Additional Financing in accordance with Section 5.2(n)), in each case on the same terms as the other investors participating in such offering.

(b) The Company shall provide written notice to each Purchaser that the Company is considering any proposed future financing subject to this Section 4.11(b), providing a general outline of the proposed structure and anticipated terms thereof, not less than 15 days prior to completion thereof (the “Completion Date”).  The Company shall also provide written notice to each such Purchaser describing in reasonable detail all of the material terms of any such proposed future financing, including the identity of the proposed purchaser(s) (the “Detailed Notice”), within a reasonable period of time (but not less than ten (10) days prior to the Completion Date).  Unless a Purchaser provides the Company notice in writing within five (5) days of its receipt of the Detailed Notice that it wishes to participate in such financing, such Purchaser’s right solely with respect to such proposed future financing (but not with respect to any other future financing) shall be deemed waived.  If any of the Purchasers fails to exercise its right of first refusal to purchase its full Pro Rata Percentage of the securities subject to this Section 4.11(b) (each, an “Ineligible Over Allotment Purchaser”), then at least five (5) days prior to the Completion Date the Company shall give written notice to the Purchasers who exercised their full pro rata rights (each, an “Eligible Over Allotment Purchaser”) of the number of securities of the Company subject to this Section 4.11(b) and not subscribed by the Ineligible Over Allotment Purchasers (the “Shortfall Notice”), whereupon (i) Abingworth, if it is an Eligible Over Allotment Purchaser, shall have the first right, but not the obligation, to elect, by written notice to the Company and the other Eligible Over Allotment Purchasers (if their names and addresses are then known to Abingworth) during the three (3) day period following its receipt of such Shortfall Notice, to purchase any of the securities not so subscribed by the Ineligible Over Alltoment Purchasers and (ii) if Abingworth is an Ineligible Over Allotment Purchaser or if it is an Eligible Over Allotment Purchaser but has elected not to purchase all of the securities available for purchase by it pursuant to clause (i) above, then each other Eligible Over Allotment Purchaser shall have the right, but not the obligation, to elect, by written notice to the Company and the other Eligible Over Allotment Purchasers during the five (5) day period following its receipt of such Shortfall Notice (the “Shortfall Notice Period”), to purchase any of the securities not so subscribed by Abingworth (the allocation of such securities among the Eligible Over Allotment Purchasers exercising the over allotment option pursuant to this clause (ii) to be made pro rata among them based on their proportionate ownership of Ordinary Shares inter se themselves or in such other proportions as such participating Eligible Over Allotment Purchasers shall unanimously determine). Unless an Eligible Over Allotment Purchaser provides the Company notice in writing within such five (5) days of its receipt of a Shortfall Notice that it wishes to exercise its over allotment option, indicating the maximum number of securities it wishes to purchase, such Eligible Over Allotment Purchaser’s right with respect to such over allotment option shall be deemed waived.  Anything herein to the contrary notwithstanding, if required to accumulate from its investors the funds necessary to participate in any such financing, each Purchaser who has delivered timely notice of its intent to participate in such financing shall have up to fifteen (15) Business Days from the date it sent such notice of its intent to participate to fund its purchase even if any such period extends beyond the Completion Date.  If the Purchasers do not elect to purchase all of the securities with respect to a proposed financing that is the subject of a Detailed Notice, the Company shall, during the sixty (60) day period following the expiration of the Shortfall Notice Period, be permitted at its sole discretion to sell the securities not subscribed for by the Purchasers to any purchaser or purchasers named in the Detailed Notice on the terms and conditions set forth in the Detailed Notice.  Notwithstanding anything contained herein to the contrary, if the terms of any proposed financing that is the subject of a Detailed Notice shall change in a manner more favorable to the Purchasers in any material respect, the Company shall send a new Detailed Notice to the Purchasers and shall be required to comply with all of the provisions of this Section 4.11(b) as it pertains to the modified terms of such proposed financing.

(c) Except for the rights granted to the other Purchasers pursuant to this Section 4.11, for so long as Abingworth shall have the right to purchase the Company’s securities pursuant to this Section 4.11, the Company may not, without Abingworth’s prior written consent, grant preemptive rights, participation rights, rights of first refusal, rights of first offer or similar rights to any holder or prospective holder of any Company securities on terms more favorable than, or in preference to, or on parity with the rights granted herein to Abingworth.

(d) The rights and obligations established pursuant to this Section 4.11 shall terminate with respect to a Purchaser (counting such Purchaser and its Affiliates purchasing Shares under this Agreement as one  Purchaser) at such time as such Purchaser (together with its Affiliates) ceases to collectively own in the aggregate the number of Ordinary Shares equal to at least 50% of the number of Shares purchased by such Purchaser and its Affiliates on the Closing Date.

(e) With respect to Abingworth and the Abingworth Purchasers, the rights set forth in this Section 4.11 may be exercised directly by one or more of the Abingworth Purchasers or through any other fund or managed account managed by Abingworth LLP, with Abingworth, LLP having the right, in its sole discretion, to determine the allocation of rights among the Abingworth Purchasers and/or through any other fund or managed account managed by Abingworth LLP so long as the transferee of such rights from Abingworth is able to exercise such rights in accordance with applicable securities laws.

SECTION 4.12. Private Foreign Investment Company; Controlled Foreign Corporation.

(a) Upon request, the Company will provide each Purchaser all information needed to make a “Qualified Electing Fund” election pursuant to Section 1295 of the U.S. Internal Revenue Code of 1986, as amended (or any successor thereto) (the “Code”) and will provide each Purchaser a completed “PFIC Annual Information Statement” as required by Treasury Regulation Section 1.1295-1(g)(1) within sixty (60) days after the end of the Company’s taxable year.

(b) The Company shall make due inquiry with its tax advisors on at least an annual basis regarding the Company’s status as a “Controlled Foreign Corporation” as defined in the Code (“CFC”) and regarding whether any portion of the Company’s income is “Subpart F Income” (as defined in Section 952 of the Code) (“Subpart F Income”).  Each Purchaser shall reasonably cooperate with the Company to provide information about such Purchaser and such Purchaser’s Partners (as defined below) in order to enable the Company’s tax advisor’s to determine the status of such Purchaser and/or any of such Purchaser’s Partners as a “United States Shareholder” within the meaning of Section 951(b) of the Code.  No later than sixty (60) days following the end of each Company taxable year, the Company shall provide the following information to the Purchasers: (i) the Company’s capitalization table as of the end of the last day of such taxable year and (ii) a report regarding the Company’s status as a CFC.  In addition, the Company shall provide the Purchasers with access to such other Company information as may be necessary for the Purchasers to determine the Company’s status as a CFC and to determine whether Purchaser or any of Purchaser’s Partners is required to report its pro rata portion of the Company’s Subpart F Income on its United States federal income tax return, or to allow such Purchaser or such Purchaser’s Partners to otherwise comply with applicable United States federal income tax laws.  For purposes of this provision, (A) the term “Purchaser’s Partners” means each of the Purchaser’s partners and any direct or indirect equity owners of such partners and (B) the “Company” means the Company and any of its Subsidiaries.

SECTION 4.13. Additional Covenants.

(a) Other than pursuant to an Additional Financing in accordance with Section 5.2(n) and except for the Exempt Securities, the Company shall not issue any Ordinary Shares or other securities in connection with the raising of additional financing or capital until all of the Securities issued in the Closing have been registered for resale as provided in Article 6.

(b) The Company will use the entire Net Proceeds (as defined below) to advance its cardiovascular disease programs (including related overhead costs) provided that it may use a portion of the Net Proceeds for the expenditures described in Schedule 4.13(b) of the Disclosure Schedules.  For purposes of this provision, “Net Proceeds” means the gross proceeds received by the Company from the sale of the Securities net of fees and directly related expenses (determined in accordance with IFRS) incurred by the Company from the issuance of the Securities.

SECTION 4.14. Acquisition Proposals.

(a) Unless approved by a Majority of the Purchasers (including Abingworth), prior to the Closing, the Company shall not, nor shall the Company authorize or permit any of its Subsidiaries or any of the directors, officers, employees, attorneys or financial advisors or other agents of the Company or any of its Subsidiaries, or any other Person on its behalf (each, a “Representative”) to, (i) directly or indirectly, initiate, solicit or knowingly encourage any inquiries with respect to, or the making of any Acquisition Proposal (as defined below), (ii) engage in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any Person relating to an Acquisition Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal or (iv) execute or enter into, any letter of intent, agreement in principle, securities purchase or sale agreement, scheme of arrangement, merger agreement, acquisition agreement, asset sale agreement, or other similar agreement relating to any Acquisition Proposal; provided, however, it is understood and agreed that any determination or action by the Board of Directors of the Company permitted under Section 4.14(b) or Section 4.14(c) shall not be deemed to be a breach or violation of this Section 4.14(a). The Company shall, and shall direct each of its Representatives to, immediately cease any solicitations, discussions or negotiations with any Person (other than the parties hereto and each other Person which a Majority of the Purchasers including Abingworth, have approved for such continued discussions) that has made or indicated an intention to make or interest in making an Acquisition Proposal, in each case that exist as of the date hereof, and shall not, without the prior written consent of a Majority of the Purchasers (including Abingworth), which consent shall not be unreasonably withheld, conditioned or delayed, release any Person from any confidentiality or standstill agreement or exercise any consent rights with respect to or waive any of the provisions of any such confidentiality or standstill agreement, in each case that exist as of the date hereof; provided, however, that the prior written consent of a Majority of the Purchasers shall not be required in connection with any such action if (A) the Board of Directors of the Company shall have determined in good faith, after consultation with its legal counsel and financial advisors, that the failure to so release, exercise or waive would be inconsistent with its fiduciary duties under applicable law and (B) at least three (3) Business Days’ prior written notice of such release, exercise or waiver is provided by the Company to the Purchasers.

(b) Notwithstanding anything to the contrary in Section 4.14(a), nothing contained in this Agreement shall prevent the Company or its Board of Directors from (i) providing access to its properties, books and records and providing information or data in response to a request therefor by a Person or group who has made an unsolicited Acquisition Proposal that the Board of Directors of the Company shall have determined in good faith, after consultation with its legal counsel and financial advisors, is credible and constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal and that the failure to provide such access, information or data would be inconsistent with its fiduciary duties under applicable law, if the Board of Directors receives from the Person so requesting such access, information or data an executed confidentiality agreement on terms substantially similar to those in force with the Purchasers (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement) and provides to the Purchasers notice of such access, information or data provided and the same access, information or data to the extent not previously provided to Purchasers; (ii) contacting and engaging in discussions with any Person or group and their respective Representatives who has made an unsolicited Acquisition Proposal solely for the purpose of clarifying such Acquisition Proposal and any material terms thereof and the conditions to consummation so as to determine whether there is a reasonable likelihood that such Acquisition Proposal will lead to a Superior Proposal; or (iii) contacting and engaging in any negotiations or discussions with any Person or group and their respective Representatives (which negotiations or discussions are not solely for clarification purposes) who has made an unsolicited Acquisition Proposal that the Board of Directors of the Company shall have determined in good faith, after consultation with its legal counsel and financial advisors, is credible and constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal and that the failure to provide such access would be inconsistent with its fiduciary duties under applicable law. The Company shall also promptly, and in any event within two (2) Business Days, notify the Purchasers (A) of the receipt of any Acquisition Proposal after the date hereof, which notice shall include the material terms of and identity of the Person(s) making such Acquisition Proposal and (B) to the extent not inconsistent therewith, with respect to any developments under clauses (i)-(iii) above or otherwise with respect to the Acquisition Proposal or the Person(s) making it that the Company reasonably determines are significant.

(c) Notwithstanding anything in this Section 4.14 to the contrary, if, at any time prior to the Closing, the Company’s Board of Directors determines in good faith, after consultation with its financial advisors and outside legal counsel, in response to an Acquisition Proposal that was unsolicited and that did not involve a breach of Section 4.14(a), that such proposal is a Superior Proposal, the Company or its Board of Directors may terminate this

Agreement to enter into a definitive agreement with respect to such Superior Proposal (any such termination, a “Fiduciary Out Termination”); provided, however, that the Company shall not terminate this Agreement pursuant to this Section 4.14(c), and any purported termination pursuant to this Section 4.14(c) shall be void and of no force or effect, unless the Company prior to or concurrently with such termination pays to the Lead Investors’ the amount of their out-of-pocket expenses and pays to Bingham McCutchen LLP the full amount owing pursuant to that certain pre-negotiation letter dated August 29, 2009; provided further that, the Company may not terminate this Agreement pursuant to this Section 4.14(c) or approve a Superior Proposal or enter into a definitive agreement with respect to such Superior Proposal, unless (i) it notifies the Purchasers in writing of its intention to take such action at least three (3) Business Days prior to taking such action, specifying the material terms of such Superior Proposal and identifying the Person(s) making such Superior Proposal, and (ii) the Purchasers do not make, after being provided with reasonable opportunity to negotiate with the Company and its Representatives, within three (3) Business Days of receipt of such written notification, an offer that the Board of Directors of the Company determines, in good faith after consultation with its legal and financial advisors, results in the applicable Acquisition Proposal no longer being a Superior Proposal.

(d) For purposes of this Agreement, the following terms shall have the meanings assigned below:

(i) “Acquisition Proposal” means any inquiry, proposal or offer from any Person or group (other than Purchasers or their Representatives) prior to the Closing relating to (A) any direct or indirect acquisition or purchase of all, substantially all or any material part of the assets of the Company or any Subsidiary or (B) any direct or indirect acquisition or purchase of all or any part of any securities of the Company, including any tender offer or exchange offer that if consummated would result in any Person or group beneficially owning all or any part of any securities of the Company, or (C) any agreement or document described in Section 4.14(a)(iv) or any reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any Subsidiary.

(ii) “Superior Proposal” means an unsolicited bona fide Acquisition Proposal received by the Company prior to the Closing that the Board of Directors of the Company determines in good faith, after consultation with its financial advisors and outside legal counsel, would, if consummated, result in a transaction that is more favorable from a financial point of view to the stockholders of the Company than the transactions contemplated hereby (taking into account any counter offer made by the Purchasers pursuant to Section 4.14(c)) after taking into account all such factors and matters deemed relevant in good faith by the Board of Directors of the Company, after consultation with its financial advisors and outside legal counsel, including legal, financial (including the financing terms of any such proposal), regulatory, timing or other aspects of such proposal and the transactions contemplated hereby.

SECTION 4.15. Directors/ and Officers/ Liability Insurance.  The Company will use its best efforts to maintain directors’ and officers’ liability insurance in an amount reasonably acceptable to the Board of Directors and consistent with industry practice.

ARTICLE 5

CONDITIONS TO CLOSING

SECTION 5.1. Conditions to the Company’s Obligations at the Closing.  The Company’s obligation to complete the purchase and sale of the Securities in respect of each Purchaser in connection with the Closing is subject to the fulfillment or waiver as of the Closing Date of the following conditions:

(a) Receipt of Funds.  The Company shall have received immediately available funds, in US dollars, in the full amount of the Closing Purchase Price as set forth opposite such Purchaser’s name on Exhibit A hereto.

(b) Representations and Warranties.  The representations and warranties made by such Purchaser in Article 3 shall be true and correct in all material respects as of the date such representation and warranty was made and as of the Closing Date.

(c) Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by such Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

(d) Absence of Litigation.  No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted, threatened or be pending before any court, arbitrator, official or Governmental Authority.

(e) No Governmental Prohibition.  The sale of the Securities by the Company to such Purchaser shall not be prohibited by any law or governmental order or regulation.

(f) Minimum Funding.  The Company shall have received in the aggregate at least $55 million of gross purchase price proceeds from the Purchasers.

(g) May 2008 Agreements.

(i) The shareholders of the Company who purchased the Company’s Series A Preference Shares and/or Ordinary Shares pursuant to the Securities Purchase Agreement dated May 13, 2008 (the “2008 Investors SPA”) who are not Purchasers hereunder shall have either exercised or waived their preemptive rights in respect of the Securities to be sold hereunder or such rights shall have otherwise terminated and become non-exercisable.

(ii) The shareholders of the Company who purchased the Company’s Ordinary Shares pursuant to the Securities Purchase Agreement dated May 12, 2008 (the “2008 Directors SPA”) shall have waived their preemptive rights in respect of the Securities to be sold hereunder or such rights shall have otherwise terminated and become non-exercisable.

(iii) The rights granted under Section 4.11 of 2008 Investors SPA and Section 4.3 of the 2008 Directors SPA in respect of future equity issuances of the Company shall have been terminated and become non-exercisable.

(iv) The Company’s Series A Preference Shares shall have been converted into Ordinary Shares on a one-for-one basis.

(v) The rights of the “Purchasers” under and as defined in the 2008 Investors SPA and the 2008 Directors SPA to purchase Ordinary Shares in a “Second Closing” (as defined therein) pursuant to Section 1.1(c)-(d) thereof shall have been terminated and become non-exercisable.

(vi) The rights of the “Purchasers” under and as defined in the 2008 Investors SPA and the 2008 Directors SPA pursuant to Article 6 thereof shall have been terminated or amended to be subordinate to the rights of the Purchasers under Article 6 of this Agreement on terms satisfactory to the Majority of the Purchasers.

SECTION 5.2. Conditions to Each Purchaser’s Obligations at the Closing.  Each Purchaser’s obligation to complete the purchase and sale of the Securities is subject to the fulfillment or waiver as of the Closing Date of the following conditions:

(a) Representations and Warranties.  The representations and warranties made by the Company in Article 2, if made without reference to materiality or a Material Adverse Effect shall be true and correct in all material respects and if made subject to materiality or with reference to a Material Adverse Effect shall be true and correct as written, in each case as of the date such representation and warranty was made and as of the Closing Date.

(b) Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

(c) Material Adverse Effect.  Except as set forth on Schedule 2.12 of the Disclosure Schedules, there shall have been no Material Adverse Effect with respect to the Company since September 24, 2008.

(d) Other Documentation.  The Company shall have delivered such other certificates, instruments, opinions and other documents as a Majority of the Purchasers may reasonably request, and the Purchasers shall have received such documents and certificates of officers of the Company to verify the satisfaction of the conditions set forth in Sections 5.2(a) and (b), and the form and substance of all certificates, instruments, opinions and other documents delivered to the Purchasers under this Agreement shall be satisfactory in all reasonable respects to a Majority of the Purchasers.

(e) Legal Opinions.

(i) The Company shall have delivered to the Purchasers an opinion, dated as of the  Closing Date, from each of (x) K&L Gates LLP, UK counsel to the Company, in form and substance reasonably acceptable to a Majority of the Purchasers, and (y) Cahill Gordon & Reindel LLP, U.S. counsel to the Company, in substantially the form attached hereto as Exhibit C; and

(ii) Each Purchaser whose fund documents so require shall have received an opinion, dated as of the  Closing Date, from counsel in the Republic of Ireland and the United Kingdom regarding the continued limited liability of such Purchaser’s limited partners and the tax effects on such limited partners of the transactions contemplated by this Agreement, in each case reasonably acceptable to such Purchaser.

(f) Depositary Account Statements.  The Company shall have delivered to its ADS depositary, with a copy to each Purchaser, irrevocable instructions to issue to such Purchaser, on an expedited basis, one or more account statements in the name of such Purchaser reflecting the number of Shares set forth opposite such Purchaser’s name on Exhibit A hereto.

(g) Absence of Litigation.  No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted, threatened or be pending before any court, arbitrator, official or Governmental Authority.

(h) Minimum Funding.  In the case of each Purchaser severally, the Company shall have received in the aggregate gross purchase price proceeds equal to $55 million less the amount such Purchaser has committed to fund as set forth opposite each such Purchaser’s name on Exhibit A.

(i) No Governmental Prohibition.  The sale of the Securities by the Company to such Purchaser shall not be prohibited by any law or governmental order or regulation.

(j) Governmental Approvals.  All actions and approvals, consents, or waivers by or in respect of, or filings with, any Governmental Authority required to be taken, obtained, or made in connection with, or to permit, the consummation of the transactions contemplated by this Agreement shall have been taken, obtained, or made, including, without limitation, all such actions, approvals, consents, waivers, or filings that may be required by the anti-competition laws of the European Union.

(k) Warrants.  The Company shall have delivered to each Purchaser one or more certificates in the name of the Purchaser evidencing the number of Warrants set forth opposite such Purchaser’s name on Exhibit A.

(l) Board Resolutions.  The Company shall have delivered to the Purchasers a certified copy of the resolutions of its Board of Directors (i) approving this Agreement, the issuance of the Shares, the Warrants and the Warrant Shares and the transactions contemplated hereby and thereby, and (ii) establishing that the quorum necessary for the transaction of the business of the Company’s Board of Directors shall be five (5) directors, comprising at least three (3) of the four (4) Directors who shall have been elected or appointed to the Board of Directors as designated by the Lead Investors pursuant to the provisions of the Management Rights Agreement and any two (2) directors other than directors who have been so designated by the Lead Investors pursuant to the Management Rights Agreement, in each case, in form and substance reasonably acceptable to the Purchasers.

(m) Board of Directors.

(i) The members of the Company’s Board of Directors shall consist of not more than seven (7) directors as follows: Manus Rogan, James I. Healy, Carl L. Gordon, Patrick Enright, Joseph Anderson, Thomas Lynch and Lars Ekman.

(ii) The Company shall have delivered to the Purchasers copies of the resignations of the directors and board resolutions that were required to produce the result set forth in Section 5.2(m)(i) above.

(iii) The committees of the Company’s Board of Directors will be re-constituted to consist of three (3) members each, with the members of each committee being satisfactory to the Lead Investors and Abingworth.

(iv) The Company shall have entered into an indemnification agreement with each Director mutually satisfactory to the Company and the Directors.

(n) Additional Financing Documentation.  The Company shall have delivered to the Purchasers fully executed copies of the documentation pursuant to which the holders of the notes issued pursuant to the Bridge Loan Agreement, dated June 24, 2009, as amended on August 3, 2009, and the Bridge Loan Agreement, dated August 3, 2009, listed on Schedule 5.2(n) hereto (the “Additional Financing Purchasers”) shall have converted the principal amount of such notes set forth opposite such holder’s name on Schedule 5.2(n) into Units on the same terms as herein provided (the “Additional Financing”), and all documentation to be executed by the Company in connection with the Additional Financing shall be in form and substance reasonably acceptable to a Majority of the Purchasers.

(o) Severance and Employment Agreements.  The Company shall have entered into severance, retention and/or employment arrangements with certain of its existing officers, directors and employees and/or with new personnel that are satisfactory to the Lead Investors and Abingworth in the exercise of their sole discretion.

(p) Management Rights Agreement.  The Company and the Purchasers will have entered into an agreement (the “Management Rights Agreement”) in form and substance reasonably satisfactory to the Lead Investors and Abingworth providing as follows:

(i) for so long as each of Fountain Healthcare Partners I, L.P. (and its Affiliates), Sofinnova Venture Partners VII, L.P. (and its Affiliates), Caduceus Private Investments III, L.P. (and its Affiliates) and Longitude Venture Partners L.P. (and it’s Affiliates) (each, a “Lead Investor”) beneficially owns the number of Ordinary Shares equal to at least fifty percent (50%) of the number of Shares it purchases in the Closing, determined severally as to each Lead Investor, the Company will nominate the designee of such Lead Investor for election to the Company’s Board of Directors in accordance with the Company’s Articles of Association and the Company will use its best efforts to have such designee elected;

(ii) for so long as the Lead Investors beneficially own in the aggregate, at least twenty-five percent (25%) of the issued and outstanding Ordinary Shares of the Company, determined collectively as to them as a group, the Company will nominate two (2) other Persons designated by such Lead Investors (both of whom will be independent) for election to the Company’s Board of Directors in accordance with the Company’s Articles of Association in accordance with procedures agreed among the Lead Investors;

(iii) from and after the date that Abingworth beneficially owns the number of Ordinary Shares equal to at least five percent (5%) of the Company’s outstanding

Ordinary Shares, the Company will nominate the designee of Abingworth for election to the Company’s Board of Directors in accordance with the Company’s Articles of Association and the Company will use its best efforts to have such designee elected;

(iv) for so long as any Lead Investor or Abingworth shall have the right to nominate a Person for election to the Company’s Board of Directors pursuant to the Management Rights Agreement, the Company shall have entered into and will keep in effect an indemnification agreement with each such Person who becomes a Director, in form and substance  mutually satisfactory to the Company and such Directors; and

(v) each Purchaser severally and not jointly, and solely with respect to the ADSs and Ordinary Shares held of record by such Purchaser, will agree that: (A) at any meeting (whether general, extraordinary, annual or special and whether or not an adjourned or postponed meeting) of the holders of Ordinary Shares, however called, or in connection with any written consent of the holders of Ordinary Shares, such Purchaser shall vote (or cause to be voted) all of the ADSs and Ordinary Shares held of record by such Purchaser in favor of the election to the Company’s Board of Directors of each of the persons nominated in accordance with clauses (i), (ii) and (iii) above and (B) such Purchaser shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violative of such voting agreements.

(q) May 2008 Agreements.

(i) The shareholders of the Company who purchased the Company’s Series A Preference Shares and/or Ordinary Shares pursuant to the 2008 Investors SPA who are not Purchasers hereunder shall have either exercised or waived their preemptive rights in respect of the Securities to be sold hereunder or such rights shall have otherwise terminated and become non-exercisable.

(ii) The shareholders of the Company who purchased the Company’s Ordinary Shares pursuant to the 2008 Directors SPA shall have waived their preemptive rights in respect of the Securities to be sold hereunder or such rights shall have otherwise terminated and become non-exercisable.

(iii) The rights granted under Section 4.11 of 2008 Investors SPA and Section 4.3 of the 2008 Directors SPA in respect of future equity issuances of the Company shall have been terminated and become non-exercisable.

(iv) The Company’s Series A Preference Shares shall have been converted into Ordinary Shares on a one-for-one basis.

(v) The rights of the “Purchasers” under and as defined in the 2008 Investors SPA and the 2008 Directors SPA to purchase Ordinary Shares in a “Second Closing” (as defined therein) pursuant to Section 1.1(c)-(d) thereof shall have been terminated and become non-exercisable.

(vi) The rights of the “Purchasers” under and as defined in the 2008 Investors SPA and the 2008 Directors SPA pursuant to Article 6 thereof shall have been terminated or amended to be subordinate to the rights of the Purchasers under Article 6 of this Agreement on terms satisfactory to the Majority of the Purchasers.

(r) Investment Committee Approval.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been approved by each Purchaser’s investment committee.

ARTICLE 6

REGISTRATION RIGHTS

SECTION 6.1. Registration Statements.

(a) As soon as reasonably practicable, but in no event later than sixty (60) days after the Closing Date (the “Filing Date”), the Company shall prepare and file a registration statement (the “Registration Statement”) covering the resale on a continuous or delayed basis by the Holders of all of the Registrable Securities issued in connection with the Closing with the SEC pursuant to Rule 415 of the Securities Act and shall use its commercially reasonable efforts to cause the  Registration Statement to become effective under the Securities Act not later than 90 days after the earlier of (i) the initial filing of such Registration Statement or (ii) the Filing Date or, in the event of a review by the SEC, not later than 120 days after the earlier of (i) the initial filing of such Registration Statement or (ii) the Filing Date (the “Required Effectiveness Date”).

(b) The Company’s shareholders (other than the Holders and the Additional Financing Purchasers) shall not have the right to include any of the Company’s securities in the Registration Statement.

(c) The Company agrees that it shall cause each Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Registration Statement or such amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act, and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading, and the Company agrees to furnish to the Holders copies of any supplement or amendment upon the request of such Holder prior to its being used or promptly following its filing with the SEC; provided, however that the Company shall have no obligation to deliver to the Holders copies of any amendment consisting exclusively of an Exchange Act report or other Exchange Act filing otherwise publicly available on the Company’s website.

SECTION 6.2. Registration Expenses.  All Registration Expenses shall be borne by the Company.  All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders pro rata on the basis of the number of securities so registered.

SECTION 6.3. Registration Default.  The Company further agrees that, in the event that (a) the Registration Statement (i) has not been filed with the SEC within sixty (60) days after the Closing Date, (ii) has not been declared effective by the SEC with respect to all of the Registrable Securities by the Required Effectiveness Date or (iii) after the Registration Statement is declared effective by the SEC, it is suspended by the Company or ceases to remain continuously effective at all times during the Registration Period as to all applicable Registrable Securities for which such Registration Statement is required to be effective, other than, in each case, within the time period(s) permitted by Section 6.7(b) or during either of the two Permitted Update Periods, or (b) the Company has failed to perform its obligations set forth in Section 6.4 within the time periods required therein (each such event referred to in clauses (a)(i), (ii) and (iii) and clause (b), a “Registration Default”), for all or part of one or more thirty-day periods (each a “Penalty Period”) during which the Registration Default remains uncured, the Company shall pay to each Purchaser 1% of such Purchaser’s aggregate purchase price of its Securities (in the case of clause (ii) above, solely with respect to those Registrable Securities that are not subject to an effective Registration Statement by the Required Effectiveness Date) for each Penalty Period (or partial Penalty Period) during which the Registration Default remains uncured; provided, however that if the primary cause of a Registration Default is a Purchaser’s failure to provide the Company with any information that is required to be provided in the applicable Registration Statement with respect to such Purchaser as set forth herein, then the commencement of the Penalty Period described above shall be extended until two Business Days following the date of receipt by the Company of such required information; and provided, further, that in no event shall the Company be required hereunder to pay to any Purchaser pursuant to this Agreement an aggregate amount that exceeds 10% of the aggregate Closing Purchase Price paid by such Purchaser for such Purchaser’s Securities.  The Company shall deliver said cash payment to the Purchaser by the fifth Business Day after the end of each such Penalty Period.  If the Company fails to pay said cash payment to the Purchasers in full by the fifth Business Day after the end of such Penalty Period, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchasers, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.  The cash payments provided by this Section 6.3 shall be in addition to, and not in lieu of, such other damages as each Purchaser may establish in connection with each Registration Default.

SECTION 6.4. Registration Procedures. At its expense the Company shall:

(a) (i)  prepare and file with the SEC, in accordance with this Article 6, Registration Statements with respect to the registrations of the Registrable Securities on any forms which may be utilized by the Company and which shall permit the disposition of the Registrable Securities in accordance with the intended method or methods thereof, as specified in writing by the Holders, and, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of the Registration Statements as provided in Section 6.7(b), use its commercially reasonable efforts to keep such Registration Statements continuously effective with respect to a Holder and to keep such Registration Statements free of any material misstatements or omissions, until the earlier of (A) the date all Registrable Securities have been sold pursuant to effective Registration Statements and (B) the date that all Registrable Securities can be sold by all Holders publicly under Rule 144 under the Securities Act without restriction as to current public information, volume, manner of sale, or otherwise.  The period of time during which the Company is required hereunder to keep the Registration Statements effective, as provided in the immediately preceding sentence, is referred to herein as the “Registration Period”; and (ii) use its commercially reasonable efforts to prepare and file with the SEC such amendments and post-effective amendments to the Registration Statements and file with the SEC any other required document as may be necessary to keep such Registration Statements continuously effective until the expiration of the Registration Period; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statements during the Registration Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statements as so amended or such prospectus as so supplemented;

(b) advise the Holders within five (5) Business Days:

(i) when the Registration Statements or any amendment thereto have been filed with the SEC and when the Registration Statements or any post-effective amendments thereto has become effective;

(ii) of any request by the SEC for amendments or supplements to the Registration Statements or the prospectus included therein or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statements or the initiation of any proceedings for such purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the occurrence of any event that requires the making of any changes in the Registration Statements or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

(c) use its commercially reasonable efforts to prevent the issuance of and obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(d) if a Holder so requests in writing, promptly furnish to each such Holder, without charge, at least one copy of such Registration Statement(s) and any post-effective amendment thereto, including financial statements and schedules and, if explicitly requested, all exhibits in the form filed with the SEC;

(e) during the Registration Period, promptly deliver to each such Holder, without charge, as many copies of the prospectus included in such Registration Statements and any amendments or supplements thereto as such Holder may reasonably request in writing; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto;

(f) during the Registration Period, if a Holder so requests in writing, promptly deliver to each such Holder, without charge one copy of the following documents, other than those documents available via EDGAR:  (i) its annual report to its shareholders, if any (which annual report shall contain financial statements audited in accordance with GAAP in the United States of

America by a firm of certified public accountants of recognized standing), (ii) if not included in substance in its annual report to shareholders, its annual report on Form 20-F (or similar form), (iii) its definitive proxy statement with respect to its annual meeting of shareholders, and (iv) each of its interim reports to its shareholders and, if not included in substance in its interim reports to shareholders, its interim report on Form 6-K (or similar form);

(g) prior to any public offering of Registrable Securities pursuant to either Registration Statement, promptly take such actions as may be necessary to register or qualify or obtain an exemption for the offer and sale under the securities or blue sky laws of such United States jurisdictions as any such Holders reasonably request in writing; provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement;

(h) upon the occurrence of any event contemplated by Section 6.4(b)(v) above, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of the Registration Statements, use its commercially reasonable efforts to prepare as soon as reasonably practicable a post-effective amendment to the Registration Statements or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(i) otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC which could affect the sale of the Registrable Securities;

(j) use its commercially reasonable efforts to cause all Registrable Securities to be listed on Nasdaq;

(k) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable the Holders to sell Registrable Securities under Rule 144;

(l) provide to each Purchaser and its representatives, if requested, the opportunity to conduct a reasonable inquiry of the Company’s financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which such Purchaser may reasonably request in order to conduct any due diligence obligation on its part; and

(m) permit a single counsel for the Purchasers to review the Registration Statements and all amendments and supplements thereto, within two Business Days prior to the filing thereof with the SEC;

provided that, in the case of clauses (l) and (m) above, the Company shall not be required (A) to delay the filing of the Registration Statements or any amendment or supplement thereto as a result of any ongoing diligence inquiry by or on behalf of a Holder or to incorporate any comments to the

Registration Statements or any amendment or supplement thereto by or on behalf of a Holder if such inquiry or comments would require a delay in the filing of such Registration Statements, amendments or supplements, as the case may be, or (B) to provide, and shall not provide, any Purchaser or its representatives with material, non-public information unless such Purchaser agrees to receive such information and enters into a written confidentiality agreement with the Company in a form reasonably acceptable to the Company.

SECTION 6.5. Limitations on Restraining Registration.  Neither the Company nor any Holder shall have any right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 6.1 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

SECTION 6.6. Indemnification.

(a) Indemnification by the Company.  To the extent permitted by law, the Company shall indemnify each Holder, each of such Holder’s officers and directors, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to any registration that has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (and all Proceedings in respect thereof), including any of the foregoing incurred in settlement of any Proceeding, commenced or threatened (subject to Section 6.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statements, prospectuses, any amendments or supplements thereof, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and will reimburse each Holder and each Person controlling such Holder for reasonable legal and other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or Proceeding, as such expenses are incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder for use in preparation of such Registration Statements, prospectuses, amendments or supplements; and provided, further, that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of such Holder to comply with the covenants and agreements of such Holder contained in this Agreement respecting sales of Registrable Securities, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in the preliminary prospectuses but eliminated or remedied in the amended prospectuses on file with the SEC at the time the Registration Statements become effective or in the amended prospectuses filed with the SEC pursuant to Rule 424(b) of the Securities Act or in the prospectuses subject to completion under Rule 434 of the Securities Act, which together meet the requirements of Section 10(a) of the Securities Act (the “Final Prospectuses”), such indemnity shall not inure to the benefit of any such Holder or any controlling Person of such Holder, if a copy of the Final Prospectuses furnished by the Company to the Holder for delivery was required to be but was not furnished to the Person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and the Final Prospectuses would have cured the defect giving rise to such loss, liability, claim or damage.

(b) Indemnification by the Holder.  To the extent permitted by law, each Holder will severally, and not jointly, indemnify the Company, each of its directors and officers,

and each Person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (and all Proceedings in respect thereof), including any of the foregoing incurred in settlement of any Proceeding, commenced or threatened (subject to Section 6.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statements, prospectuses, or any amendments or supplements thereof, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, and each Person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or Proceeding, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder for use in preparation of the Registration Statements, prospectuses, amendments or supplements; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of the prospectuses was not made available to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and the Final Prospectuses would have cured the defect giving rise to such loss, claim, damage or liability.  Notwithstanding the foregoing, a Holder’s aggregate liability pursuant to this subsection (b) and subsection (d) shall be limited to the net amount received by the Holder from the sale of the Registrable Securities.

(c) Conduct of Indemnification Proceedings.  Each party entitled to indemnification under this Section 6.6 (for purposes of this Section 6.6, the “Indemnified Party”) shall give notice to the party required to provide indemnification (for purposes of this Section 6.6, the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any Proceeding resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or Proceeding, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense which shall be at such Indemnified Party’s expense unless (a) the Indemnifying Party has failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Indemnified Party or (b) in the reasonable judgment of such Indemnified Party, based upon written advice of its counsel, a conflict of interest exists between such Indemnified Party and the Indemnifying Party with respect to such claims (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such Indemnified Party); and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation.  An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld).  No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party and Indemnifying Party of a release from all liability in respect to such claim or litigation or which admits liability or fault on the part of the Indemnified Party.

(d) Contribution.  If the indemnification provided for in this Section 6.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Survival.  The provisions of this Section 6.6 shall remain in full force and effect, and shall survive the sale by a Holder of Registrable Securities covered by the Registration Statements.

SECTION 6.7. Dispositions.

(a) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statements and prospectuses contemplated by Section 6.1 until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(b) Each Holder shall suspend, upon request of the Company, any disposition of Registrable Securities pursuant to the Registration Statements and prospectuses contemplated by Section 6.1 during no more than two periods of no more than sixty (60) calendar days each during any twelve-month period to the extent that the Company’s Board of Directors determines in good faith that the sale of Registrable Securities under the Registration Statements would be reasonably likely to cause a violation of the Securities Act or Exchange Act.

(c) As a condition to the inclusion of its Registrable Securities in the Registration Statements, each Holder shall timely furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing, including completing a Registration Questionnaire in the form provided by the Company, or as shall be required in connection with any registration referred to in this Article 6.

(d) Each Holder hereby covenants with the Company not to make any sale of the Registrable Securities under the Registration Statements without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied.

(e) Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Registration Statements are not transferable on the books of the depositary in the form of ADSs except in accordance with the Depositary Letter.  Each Holder further acknowledges and agrees that the only public market in the Registrable Securities in the U.S. is in the form of ADSs and that no Registrable Securities may be deposited into the Company’s ADS facility other than in compliance with the legend described in Section 3.7(a) hereof.

(f) Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such Registration Statements that would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

(g) Following termination of the Registration Period, the Holders shall discontinue sales of Ordinary Shares and/or ADSs pursuant to the Registration Statements upon receipt of notice from the Company of its intention to remove from registration the Ordinary Shares and/or ADSs covered by such Registration Statements that remain unsold, and such Holders shall notify the Company of the number of Ordinary Shares and/or ADSs registered that remain unsold promptly following receipt of such notice from the Company.

SECTION 6.8. Registration Exemptions.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, so long as any Holder still owns Registrable Securities, the Company shall use its commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder, upon any reasonable request, a written statement by the Company as to its compliance with clauses (a) and (b) of this Section 6.8, a copy of the most recent annual report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

SECTION 6.9. Assignment.  The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 6.1 may be assigned by a Holder in connection with a transfer by such Holder of all or a portion of its Registrable Securities; provided, that (i) such transfer must be effected in accordance with applicable securities laws; (ii) such transferee must agree to comply with the terms and provisions of this Agreement, and (iii) such transfer must be otherwise in compliance with this Agreement.  Except as specifically permitted by this Section 6.9, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person.  Notwithstanding anything herein to the contrary, following the initial filing of the Registration Statement, the Company shall not be obligated more than once per calendar quarter to amend the Registration Statement in order to update the identity of Holders listed therein as selling shareholders.

SECTION 6.10. Waiver/Amendment.  Except as otherwise provided in Section 10.5, the rights of any Holder under any provision of this Article 6 may only be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended by an instrument in writing signed by such Holder.

SECTION 6.11. Piggy-Back Registrations.  If at any time prior to the end of the Registration Period (including during periods when the Company is permitted to suspend the use of the prospectus forming part of the Registration Statements) there is not an effective Registration Statement covering all of the Registrable Securities, the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and if, within twenty days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered.  Notwithstanding the foregoing, in the event that, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of Ordinary Shares which may be included in the registration statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Securities with respect to which such Holder has requested inclusion hereunder as the underwriter shall permit; provided, however that (i) except in accordance with the underwriter cutbacks described in Schedule 2.18 of the Disclosure Schedules, the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities which are not Registrable Securities and (ii) after giving effect to the immediately preceding proviso, any such exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities and the holders of other securities having the contractual right to inclusion of their securities in such registration statement by reason of demand registration rights, in proportion to the number of Registrable Securities or other securities, as applicable, sought to be included by each such Holder or other holder.  If an offering in connection with which a Holder is entitled to registration under this Section 6.11 is an underwritten offering, then each Holder whose Registrable Securities are included in such registration statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other securities of the Company included in such underwritten offering and shall enter into an underwriting agreement in a form and substance reasonably satisfactory to the Company and the underwriter or underwriters.  Upon the effectiveness of the registration statement for which piggy-back registration has been provided in this Section 6.11, any payments that after such effectiveness date would otherwise become payable pursuant to Section 6.3 to a Purchaser whose Securities are included in such registration statement shall not become payable so long as such piggy-back registration statement remains effective.

ARTICLE 7

GENERAL INDEMNIFICATION

SECTION 7.1. Indemnification by the Company.  The Company shall indemnify each Purchaser and each of such Purchaser’s officers, directors, partners and members against all claims, losses, damages and liabilities, including any of the foregoing incurred as a result of or in settlement of any Proceeding, commenced or threatened (subject to Section 7.3 below), to the extent related to or arising out of any breach of any representation or warranty made by the Company in this Agreement or any failure to perform or breach by the Company of any covenant, obligation, or undertaking made by the Company in this Agreement, it being understood that such losses and damages may, if proven, include, without limitation, any diminution in value of the Securities to the extent related to or arising out of any such breach or failure to perform, and will reimburse each such indemnified party for all reasonable legal and other out-of-pocket expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim, loss, damage, liability or Proceeding, as such expenses are incurred.

SECTION 7.2. Indemnification by Each Purchaser.  Each Purchaser will severally, and not jointly, indemnify the Company and each of its directors and officers against all claims, losses, damages and liabilities, including any of the foregoing incurred as a result of or in settlement of any Proceeding, commenced or threatened (subject to Section 7.3 below), to the extent related to or arising directly or indirectly out of any breach of any representation or warranty made by such Purchaser in this Agreement or any failure to perform or breach by such Purchaser of any covenant, obligation, or undertaking made by such Purchaser in this Agreement and will reimburse such indemnified party for all reasonable legal and other out-of-pocket expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim, loss, damage, liability or Proceeding, as such expenses are incurred.

SECTION 7.3. Conduct of Indemnification Proceedings.  Each party entitled to indemnification under this Article 7 (for purposes of this Section 7.3, the “Indemnified Party”) shall give notice to the party required to provide indemnification (for purposes of this Section 7.3, the “Indemnifying Party”)  promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any third-party Proceeding resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such Proceeding, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld or delayed), and the Indemnified Party may participate in such defense which shall be at such Indemnified Party’s expense unless (a) the Indemnifying Party has failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Indemnified Party or (b) in the reasonable judgment of such Indemnified Party, based upon written advice of its counsel, a conflict of interest exists between such Indemnified Party and the Indemnifying Party with respect to such claims (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such Indemnified Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article 7, unless such failure is materially prejudicial to the Indemnifying Party in defending such Proceeding.  An Indemnifying Party shall not be liable for any settlement of a Proceeding effected without its written consent (which consent will not be unreasonably withheld).  No Indemnifying Party, in its defense of any such Proceeding, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party and Indemnifying Party of a release from all liability in respect to such claim or litigation or which admits liability or fault on the part of the Indemnified Party.

ARTICLE 8

DEFINITIONS

“Abingworth” means Abingworth LLP and its affiliated funds and managed accounts, including, without limitation, Abingworth Bioventures V LP (“ABV V”), Abingworth Bioventures V Co-Invest Growth Equity Fund LP (“AGE”), and Abingworth Bioequities Master Fund Limited (“ABE”).

“Abingworth Purchasers” means ABV V, AGE and ABE.

“ADS” and “ADSs” have the respective meanings set forth in Section 1.1(a).

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

“Business Day” means a day Monday through Friday on which banks are generally open for business in both New York City and London, England.

“Closing” has the meaning set forth in the Recitals.

“Closing Date” has the meaning set forth in Section 1.3.

“Closing Purchase Price” has the meaning set forth in Section 1.2.

“Company” means Amarin Corporation plc, a company incorporated under the laws of England and Wales.

“Depositary Letter” means the letter agreement between the Company and Citibank, N.A. dated as of the  Closing Date.

“Disclosure Schedules” means the Disclosure Schedules of the Company attached hereto.

“Draft Annual Report” has the meaning set forth in Section 2.7.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Securities” means (i) options granted to employees, directors or consultants under the Company’s stock option plans in amounts approved by the Company’s Board of Directors upon the recommendation of its remuneration committee (as appropriately adjusted for stock splits, stock dividends, and the like) and shares issued upon exercise thereof, (ii) securities offered under a registration statement on Form F-4 (or any applicable successor form), (iii) the conversion or exercise of convertible or exercisable securities outstanding on the date hereof set forth on Schedule 2.27 of the Disclosure Schedule, (iv) underwritten public offerings by the Company, (v) the issuance of Ordinary Shares to pay milestones which may become payable in relation to the acquisitions by the Company of Laxdale Limited as set forth on Schedule 2.26 of the Disclosure Schedules, (vi) the issuance of shares in connection with bank financing or similar transactions that are primarily of a non-equity financing nature and approved by the Company’s Board of Directors, and (vii) securities issued pursuant to acquisitions or strategic transactions approved by the Company’s Board of Directors.

“Expiration Date” has the meaning set forth in Section 9.1(b).

“Final Prospectus” has the meaning set forth in Section 6.6(a).

“Financial Statements” means the financial statements of the Company included in the SEC Documents and the Draft Annual Report.

“Filing Date” has the meaning set forth in Section 6.1(a).

“Governmental Authority” means any governmental body or regulatory authority of the United States or any other country or any political subdivision of any thereof.

“Holders” means any Person holding Registrable Securities or any Person to whom the rights under Article 6 have been transferred in accordance with Section 6.9 hereof.

“Indebtedness” means, as applied to any Person, all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, excluding current trade payables incurred in the ordinary course of business consistent with past practice, but including, (i) all obligations of that Person evidenced by bonds, debentures, notes, or other similar instruments or debt securities, (ii) all indebtedness of that Person secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of the property subject to such Lien, (iii) all obligations under leases that shall have been or must be recorded as capital leases in respect of which such Person is liable as lessee, (iv) any liability of that Person in respect of banker’s acceptances or letters of credit, and (v) all indebtedness referred to above which is directly or indirectly guaranteed by that Person or which that Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Indemnified Party” has the meaning set forth in Section 6.6(c) or Section 7.3 (as the context requires).

“Indemnifying Party” has the meaning set forth in Section 6.6(c) or Section 7.3 (as the context requires).

“Intellectual Property Rights” has the meaning set forth in Section 2.9.

“Investment Company Act” has the meaning set forth in Section 2.11.

“Lead Investor” has the meaning set forth in Section 5.9(p)(i).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right, claim, defect or imperfection of title or similar restriction.

“Management Rights Agreement” has the meaning set forth in Section 5.2(p).

“Majority of the Purchasers” means a vote of at least two-thirds of the Purchasers based on (i) prior to the Closing, the Pro Rata Percentages of the Purchasers and (ii) after the Closing, the number of Ordinary Shares owned by the Purchasers at the relevant time.

“Material Adverse Effect” has the meaning set forth in Section 2.1.

“Material Contracts” has the meaning set forth in Section 4.1(b).

“Material Permits” has the meaning set forth in Section 2.5(c).

“Memorandum and Articles of Association” has the meaning set forth in Section 2.3.

“Nasdaq” means The Nasdaq Capital Market.

“Net Proceeds” has the meaning set forth in Section 4.13(b).

“Ordinary Shares” has the meaning set forth in the Recitals, provided, however, that unless the context otherwise requires, when the term Ordinary Shares is used in this Agreement it shall mean Ordinary Shares in the form of ADSs.

“Permitted Update Periods" means two periods between the Closing Date and January 5, 2011, each not to exceed twenty (20) Business Days from receipt of the applicable notice by the Company, during which the disposition of Registrable Securities by the Holders is suspended pursuant to Section 6.7(a) hereof.

“Per Unit Purchase Price” has the meaning set forth in Section 1.1(b).

“Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

“Placement Agent” means, collectively, Cowen and Company and Niki Dilger.

“Proceeding” means any action, claim, suit, inquiry, notice of violation, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Pro Rata Percentage” means in respect to each Purchaser the percentage set forth next to its name on Exhibit A hereto.

“Purchasers” mean the Purchasers whose names are set forth on the signature pages of this Agreement and are listed on Exhibit A hereto, and their permitted transferees.

Unless the context requires otherwise, the terms “register,” “registered” and “registration” refer to the registration of securities of the Company effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means the Shares and any Warrant Shares issued upon the exercise of Warrants; provided, however that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the SEC, (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (C) are held by a Holder or a permitted transferee pursuant to Section 6.9.

“Registration Expenses” means all expenses incurred by the Company in complying with Section 6.1 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for any Holder).

“Registration Period” has the meaning set forth in Section 6.4(a).

“Registration Statement” has the meaning set forth in Section 6.1(a).

“Required Approvals” has the meaning set forth in Section 2.5(b).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 2.6.

“Securities” has the meaning set forth in Section 1.1(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder other than as set forth in the definition of “Registration Expenses.”

“Shares” has the meaning set forth in Section 1.1(a).

“Shortfall Notice” has the meaning set forth in Section 4.11(b).

“Subsidiary” of any Person shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

ARTICLE 9

TERMINATION

SECTION 9.1. Termination.  This Agreement may be terminated:

(a) by the mutual written consent of the Company and a Majority of the Purchasers;

(b) by the Company or a Majority of the Purchasers as to all Purchasers, or by any Purchaser severally as to itself, if the  Closing has not been consummated by October 30, 2009

(the “Expiration Date”); provided, however that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any party(ies) who is in material breach of this Agreement, or whose failure to fulfill any of its obligations under this Agreement results in such failure to close;

(c) by either the Company or a Majority of the Purchasers, if any applicable law makes consummation of the transactions contemplated hereby illegal, or if any judgment, injunction, order, or decree enjoining any party hereto from consummating the transactions contemplated hereby is entered and that judgment, injunction, order, or decree becomes final and nonappealable; provided, however that the party or parties seeking to terminate this Agreement pursuant to this subsection 9.1(c) shall have used all reasonable efforts to remove such judgment, injunction, order or decree;

(d) by the Company as to a particular Purchaser, if the Company is not in material breach of this Agreement, in the event of a material breach by such Purchaser of any representation, warranty, or agreement contained herein;

(e) by a Majority of the Purchasers, if a Majority of the  Purchasers are not in material breach of this Agreement, in the event of a material breach by the Company of any representation, warranty, or agreement contained herein; or

(f) by the Company pursuant to Section 4.14(c).

SECTION 9.2. Effect of Termination.  If this Agreement is validly terminated pursuant to Section 9.1, it shall become null and void immediately and there shall be no liability or obligation to any Person in respect of the Agreement or of the transactions contemplated hereby on the part of any party, or a party’s directors, officers, employees, agents, representatives, advisers, stockholders, members, partners, or Affiliates, except that the provisions of this Section 9.2, Article 7 and Article 10 shall remain in full force and effect and shall survive any termination of this Agreement and except that each party shall remain liable for any breach of this Agreement prior to its termination.

ARTICLE 10

GOVERNING LAW; MISCELLANEOUS

SECTION 10.1. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement will be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflicts of laws that would yield a contrary result.

(b) Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state or federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such Proceeding is improper or is an inconvenient venue for such Proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(c) In any Proceeding in any jurisdiction brought by any party against any other party under this Agreement, the parties each knowingly and intentionally, to the greatest extent permitted by applicable law, hereby waive all rights to trial by jury.

(d) If any Proceeding is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall, to the extent permitted by New York law, be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

SECTION 10.2. Counterparts; Signatures.  This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

SECTION 10.3. Headings.  The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

SECTION 10.4. Severability.  If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law.  Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

SECTION 10.5. Entire Agreement; Amendments.  This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein.  This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.  No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and a Majority of the Purchasers, provided, however, that (i) Section 4.11 may not be amended or terminated without Abingworth’s written consent, (ii) no amendment, waiver or termination may be made to the provisions of Article 6 unless approved in a written instrument signed by Holders of at least two-thirds of the then outstanding Registrable Securities, provided further, that any such amendment, waiver or termination to the provisions of Article 6 which disproportionately affects the rights of a Holder or adversely affects such Holder’s indemnification rights or liabilities, shall require the prior written consent of any such Holder, (iii)  no amendment, waiver or termination of the right of a Purchaser to terminate this Agreement as to itself pursuant to Section 9.1(b) shall be enforceable against a Purchaser unless approved in a written instrument signed by such Purchaser, and (iv) no amendment, waiver or termination of the provisions of the proviso to clause (ii) above, clause (iii) above or this clause (iv) shall be enforceable against a Purchaser unless approved in a written instrument signed by such Purchaser.  Any amendment effected in accordance with this Section 10.5 shall be binding upon the Company and the Purchasers or, in the case of Article 6, the Holders,

SECTION 10.6. Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  The addresses for such communications are:

If to the Company:

Amarin Corporation plc 7 Curzon Street London W1J 5HG England Facsimile: 44-20-7499-9004 Attn: Chief Financial Officer cc: General Counsel

With a copy (which shall not constitute notice) to:

Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005-1702 Facsimile: 212-378-2198 Attn: William M. Hartnett, Esq.

If to a Purchaser:  To the address set forth immediately below such Purchaser’s name on the signature pages hereto.  Each party will provide ten (10) days’ advance written notice to the other parties of any change in its address.

SECTION 10.7. Successors and Assigns.  This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns.  The Company or its successors will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers, and no Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, except that, as permitted in accordance with Section 3.7 and Section 6.9 hereof and subject to applicable securities laws, the Purchasers shall be entitled to assign and transfer, without any other Person’s or the Company’s consent and without restriction, (i) all or any portion of the Securities or the Warrant Shares to any Person and (ii) all or any portion of the Securities or the Warrant Shares and its rights or obligations hereunder to its Affiliates.

SECTION 10.8. Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise provided in Sections 6.6, 7.1 and 7.2.

SECTION 10.9. Further Assurances.  Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as may be necessary in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 10.10. No Strict Construction.  The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

SECTION 10.11. Equitable Relief.  The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchasers.  The Company therefore agrees that the Purchasers are entitled to seek temporary and permanent injunctive relief in any such case.  Each Purchaser also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company.  Each Purchaser therefore agrees that the Company is entitled to seek temporary and permanent injunctive relief in any such case.

SECTION 10.12. Survival of Representations and Warranties.  All representations and warranties made by the Company and the Purchasers herein shall survive the Closing.

SECTION 10.13. Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser. Nothing contained herein and no action taken by any Purchaser pursuant thereto shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates (as such term is defined under the Exchange Act) with respect to such obligations or the transactions contemplated by this Agreement.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Purchasers has been provided with the same agreement for purposes of closing a transaction with multiple purchasers and not because it was required or requested to do so by any Purchaser.

[SIGNATURE PAGES FOLLOW]

EXHIBIT A

SCHEDULE OF PURCHASERS

Purchaser	Per Unit Purchase Price	Closing Purchase Price	Shares	Warrants	Pro Rata Percentage

Caduceus Private Investments III, LP	$1.00	$6,933,962	6,933,962	3,466,981	9.85%
OrbiMed Associates III, LP	$1.00	$66,038	66,038	33,019	0.09%
Sofinnova Venture Partners VII, L.P.	$1.00	$7,000,000	7,000,000	3,500,000	9.94%
Longitude Venture Partners, L.P.	$1.00	$3,431,226	3,431,226	1,715,613	4.87%
Longitude Capital Associates, L.P.	$1.00	$68,774	68,774	34,387	0.10%
Fountain Healthcare Partners Fund 1, L.P.	$1.00	$5,000,000	5,000,000	2,500,000	7.10%
Stichting Depositary APG Developed Markets Equity Pool	$1.00	$7,250,000	7,250,000	3,625,000	10.30%
Abingworth Bioventures V L.P.	$1.00	$7,500,000	7,500,000	3,750,000	10.65%
Abingworth Bioventures V Co-Invest Growth Equity Fund LP	$1.00	$7,500,000	7,500,000	3,750,000	10.65%

Abingworth Bioequities Master Fund Limited	$1.00	$2,000,000	2,000,000	1,000,000	2.84%
Biomedical Offshore Value Fund, Ltd.	$1.00	$2,414,000	2,414,000	1,207,000	3.43%
Biomedical Value Fund, L.P.	$1.00	$4,686,000	4,686,000	2,343,000	6.66%
Visium Balanced Master Fund, Ltd.	$1.00	$2,400,000	2,400,000	1,200,000	3.41%
Opus Point Healthcare Innovations Fund, L.P.	$1.00	$225,000	225,000	112,500	0.32%
Opus Point Healthcare Value Fund, L.P.	$1.00	$225,000	225,000	112,500	0.32%
Opus Point Healthcare (Low Net) Fund, L.P.	$1.00	$100,000	100,000	50,000	0.14%
Opus Point Capital Preservation Fund, L.P.	$1.00	$200,000	200,000	100,000	0.28%
Capital Ventures International	$1.00	$900,000	900,000	450,000	1.28%
Cummings Bay Capital	$1.00	$170,000	170,000	85,000	0.24%
Geneve Corp.	$1.00	$80,000	80,000	40,000	0.11%
BioHedge Holdings Limited	$1.00	$94,676	94,676	47,338	0.13%

Rosalind Capital Partners, L.P.	$1.00	$155,324	155,324	77,662	0.22%
Boxer Capital LLC	$1.00	$3,250,000	3,250,000	1,625,000	4.62%
RCG PB Ltd.	$1.00	$337,500	337,500	168,750	0.48%
Ramius Enterprise Master Fund Ltd.	$1.00	$112,500	112,500	56,250	0.16%
RA Capital Healthcare Fund, L.P.	$1.00	$3,374,020	3,374,020	1,687,010	4.79%
Blackwell Partners, LLC	$1.00	$425,980	425,980	212,990	0.61%
Sunninghill Limited	$0.90	$2,000,000	2,222,222	1,111,111	3.16%
Midsummer Ventures, LP	$0.90	$500,000	555,555	277,777	0.79%
Midsummer Investment, Limited	$0.90	$250,000	277,777	138,888	0.39%
David Brabazon	$0.90	$175,000	194,444	97,222	0.28%
David Brabazon	$1.00	$180,000	180,000	90,000	0.26%
David Hurley	$0.90	$175,000	194,444	97,222	0.28%
David Hurley	$1.00	$90,000	90,000	45,000	0.13%
Thomas G. Lynch	$0.90	$250,000	277,777	138,888	0.39%
Dr. Simon Kukes	$0.90	$250,000	277,777	138,888	0.39%
Eunan Maguire	$1.00	$180,000	180,000	90,000	0.26%
Anthony Russell Roberts	$1.00	$50,000	50,000	25,000	0.07%
Total:		$70,000,000	70,399,996	35,199,996	100.00%

EXHIBIT B

FORM OF

WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR (B) AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS IS AVAILABLE.  AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES PURSUANT TO CLAUSE (B) ABOVE, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.

AMARIN CORPORATION PLC

WARRANT TO PURCHASE ORDINARY SHARES

No. W___	October [ ], 2009

Void After October [  ], 2014

THIS CERTIFIES THAT, for value received, __________________________, with its principal office at __________________________, or assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Amarin Corporation plc, a public limited company incorporated under the laws of England and Wales, with its registered office at 110 Cannon Street, London, EC4N6AR, United Kingdom (the “Company”), up to __________ ordinary shares, par value ₤0.50 per share, of the Company (the “Ordinary Shares”), each Ordinary Share represented by one American Depositary Share of the Company (“ADS”), subject to adjustment as provided herein.  This warrant is one of a series of warrants (each a “Warrant” and collectively, the “Warrants”) being issued pursuant to the terms of the Securities Purchase Agreement, dated as of October [  ], 2009, by and among the Company, the original Holder of this Warrant and the other parties named therein (the “Purchase Agreement”).  The initial Holder is entitled to the benefit of certain registration rights with respect to the Ordinary Shares issuable upon exercise of this Warrant, and subsequent holders of this Warrant may be entitled to such rights (subject to Section 6.9 of the Purchase Agreement).

1. DEFINITIONS.  As used herein, the following terms shall have the following respective meanings:

(a)  “Assignment Form” shall mean the form attached hereto as Exhibit A.

(b)  “Business Day” shall mean any day the NASDAQ Capital Market or other national securities exchange on which the ADS are then listed is open for trading in New

York City, New York and which is not a Saturday, a Sunday or any other day on which banks in New York City, New York or Dublin, Ireland are authorized or required by law to close.

(c) “Exercise Period” shall mean the period commencing on the date hereof and ending on October [  ], 2014, unless sooner terminated as provided below.

(d) “Exercise Price” shall mean the greater of (i) $1.50 per Ordinary Share, subject to adjustment pursuant to Section 5 below, and (ii) the amount in U.S. dollars equal to the £0.50 per Ordinary Share (subject to any adjustment of the par value of the Ordinary Shares as a result of the occurrence of the events specified in Section 5), using for this purpose the U.S. dollar/UK pounds sterling exchange rate as published in the New York City edition of the Wall Street Journal on the date of exercise.

(e) “Exercise Shares” means all or some of the Warrant Shares to which the Holder would be entitled in accordance with this Warrant as specified in the Notice of Exercise and which the Holder instructs the Company to offer to prospective subscribers pursuant to Section 2.2.

(f) “Subscription Rights” means the rights of the Holder to subscribe for Warrant Shares pursuant to this Warrant, on the terms and subject to the conditions set out herein.

(g) “Warrant Shares” shall mean the Ordinary Shares, each Ordinary Share represented by an ADS, issued upon exercise of  all or any portion of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to Section 5 below.

(h) Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

2. EXERCISE OF WARRANT.

2.1. Method of Exercise Upon Payment of the Exercise Price in Cash.  The rights represented by this Warrant may be exercised in whole or, subject to Section 2.4 hereof, in part in cash at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a) An executed Notice of Exercise in the form attached hereto as Exhibit B (the “Notice of Exercise”);

(b) Payment of the Exercise Price for the number of Ordinary Shares being purchased by wire transfer of immediately available funds;

(c) This Warrant (together with each duly completed Assignment Form in respect of each assignment of this Warrant, if any, subsequent to the date hereof); and

(d) All other documentation required by the transfer agent in the ordinary course of its business.

2.2. Method of Cashless Exercise.

(a) The Holder may at any time serve a Notice of Exercise requiring the Company, within five (5) Business Days of the date of the Notice of Exercise, to instruct its brokers to use their reasonable endeavours to procure subscribers for the Exercise Shares at the best cash price available during the five (5) Business Days following receipt of such instructions from the Company.  On or before the fifth (5th) Business Day following receipt of such instructions, the brokers shall notify the Company and the Holder of whether or not it has found subscribers for the Exercise Shares and, if it has, of the best cash price(s) the buyer(s) is offering to pay for the Exercise Shares (the “Exercise Subscription Price”).  If (x) the Exercise Subscription Price is at least equal to the Exercise Price and (y) the Holder accepts such Exercise Subscription Price, by notice in writing to the Company, the Company shall instruct the brokers to arrange for such subscription (if it is still available) to take place as soon as reasonably practicable and shall, within five (5) Business Days of such subscription, pay to the Holder for each Exercise Share the amount by which the Exercise Subscription Price therefor is greater than the Exercise Price (the “Holder Proceeds”) and shall pay the Exercise Price to the Company (after deduction of reasonable broker's commission and other reasonable expenses associated with the procurement of such subscribers).  In the event that, during the period of five (5) Business Days following receipt of instructions to do so by the Company, the brokers are not able to procure subscribers for all of the Exercise Shares or to procure subscribers for all of the Exercise Shares at a price acceptable to the Holder, then upon the broker notifying the Company and the Holder of (i) the fact that subscribers for all the Exercise Shares could not be found and/or (ii) the best cash price(s) at which subscribers for all the Exercise Shares could be found, the Holder shall have the option by notice in writing to the Company within two (2) Business Days thereafter to either (i) revoke its Notice of Exercise in whole or in part (in which event the Company shall consent in writing to the revocation of such Notice of Exercise) and/or (ii) receive the Exercise Shares itself upon the Holder’s payment of the Exercise Price to the Company by wire transfer of immediately available funds.

(b) In the event that more than one holder of Warrants validly serves a Notice of Exercise on the Company pursuant to this Section 2.2, then, if such Notices of Exercise are served on the same Business Day, such holders shall be treated on a pro rata basis with regards to any subscribers that the brokers procure, and if served on different days they shall be treated in the same order of priority as the order in which the Notices of Exercise were served.

(c) Receipt by the Holder of the Holder Proceeds under Section 2.2(a) shall constitute full exercise of that Holder's Subscription Rights for Warrant Shares equal to the number of Exercise Shares issued to subscribers pursuant to that clause.

2.3. Effect of Exercise.  Upon the exercise of the rights represented by this Warrant, and compliance with Section 2.1 or 2.2 above (i) the Holder shall be deemed to be the Holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the register of members of the Company shall then be closed or that ADSs constituting such Warrant

Shares shall not then actually have been issued to the Holder and (ii) ADSs shall be issued for the Warrant Shares so purchased, and shall be registered in the name of the Holder or persons specified in an original accompanying Assignment Form or Notice of Exercise, promptly after the rights represented by this Warrant shall have been so exercised.  The Exercise Price includes costs of exercise and issuance, such as any stamp duty or stamp duty reserve tax with respect thereto or any other cost incurred by the Company in connection with the exercise of this Warrant and the related issuance of Warrant Shares.  In connection with the exercise of the rights represented by this Warrant, the Holder shall not be required to pay any amount to the Company other than the payment of the Exercise Price applicable thereto.  In no event shall this Warrant be exercised on a net cash basis.

2.4. Partial Exercise.  This Warrant may be exercised in part; provided, however, that no partial exercise of this Warrant may be in respect for less than 50,000 Warrant Shares; and provided, further, that if this Warrant is, upon issuance, exercisable for less than 50,000 Warrant Shares, this Warrant may be exercised in whole but not in part.  If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver, within ten (10) days of the date of exercise, a new Warrant evidencing the rights of the Holder, or such other person as shall be designated in an accompanying Notice of Assignment, to purchase the balance of the Warrant Shares purchasable hereunder.  In addition, in no event shall this Warrant be exercised for a fractional Warrant Share, and the Company shall not distribute a Warrant exercisable for a fractional Warrant Share.  Fractional Warrant Shares shall be treated as provided in Section 7 hereof.

3. COVENANTS OF THE COMPANY.

3.1. Covenants as to Warrant Shares.  The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and free from all Liens.  The Company further covenants and agrees that the Company will at all times during the Exercise Period, have (and reserve) sufficient authorized and unissued share capital to issue all the Warrant Shares issuable upon the exercise of the rights represented by this Warrant.  If at any time during the Exercise Period the authorized and unissued share capital shall not be sufficient to permit exercise of this Warrant and all other outstanding Warrants and other options to acquire Ordinary Shares in full, the Company will promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued share capital (or other securities as provided herein) to such amount as shall be sufficient for such purposes.

3.2. No Impairment.  Except and to the extent as waived or consented to by the Holder in accordance with Section 11 hereof, the Company will not, by amendment of its Memorandum and Articles of Association, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other means or action, avoid or seek to avoid the observance or performance in full of any of the terms of this Warrant to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all commercially reasonable actions as may be necessary in order to protect the rights of the Holder hereunder against impairment.

3.3. Notices of Record Date.  Upon any establishment by the Company of a record date of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to (a) receive any dividend or other distribution, or right or option to acquire securities of the Company, or any other similar right, or (b) vote on any capital reorganization, reclassification, recapitalization, merger or consolidation of the Company with or into any other corporation or other entity, any transfer of all or substantially all the assets of the Company, or any voluntary or involuntary dissolution, scheme of arrangement, liquidation or winding up of the Company, the Company shall mail to the Holder at least ten (10) Business Days prior to such record date, a notice specifying (i) the date established as the record date for the purpose of such dividend, distribution, option or right and a description of such dividend, distribution, option or right, (ii) the date established as the record date for any such reorganization, reclassification, recapitalization, merger, consolidation, transfer, dissolution, scheme of arrangement, liquidation or winding up and the date any such reorganization, reclassification, recapitalization, merger, consolidation, transfer, dissolution, scheme of arrangement, liquidation or winding up is expected to become effective, and (iii) the date, if any, fixed as to when the holders of record of such securities shall be entitled to exchange their securities for securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, scheme of arrangement, liquidation or winding up.

4. REPRESENTATIONS OF HOLDER.  The Holder represents and warrants that it is acquiring this Warrant, and at the time of exercise of this Warrant will acquire the Warrant Shares, solely for its account and not with a present view toward the public sale or distribution of said Warrant or Warrant Shares or any part thereof and has no intention of selling or distributing said Warrant or Warrant Shares or any arrangement or understanding with any other persons regarding the sale or distribution of said Warrant or the Warrant Shares, except, in either case, as would not result in a violation of the Securities Act.  The Holder hereby represents, warrants and acknowledges to the Company each of the representations, warranties and acknowledgements as set forth in Section 3 of the Purchase Agreement as if such representations, warranties and acknowledgements were set out in full herein.

5. REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, ETC. The Exercise Price and/or the number of Warrant Shares issuable upon exercise of this Warrant will be subject to adjustment in the event of changes in the outstanding Ordinary Shares or ADSs, by reason of a capital reorganization, reclassification, recapitalization, stock split, reverse stock split, stock dividend, subdivision, split-up, combination of shares or other transaction having similar effect.  In any such case, the number of Warrant Shares available under this Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder, on exercise for the same aggregate Exercise Price, the total number of Warrant Shares as such Holder would have owned had the Warrant been exercised prior to the event requiring adjustment and had such Holder continued to hold such shares until after such event.

If any (i) capital reorganization, reclassification or recapitalization (other than a subdivision or combination of the capital stock of the Company into a greater or lesser number of shares of stock, whether with or without par value, which shall be subject to the foregoing provisions of this Section 5); (ii) merger, consolidation, scheme of arrangement, reorganization or other similar transaction or series of related transactions which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of or economic interests in the surviving or acquiring entity) 50% or less of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger, consolidation, scheme of arrangement or reorganization; (iii) sale, lease, license, transfer, conveyance or other disposition of all or substantially all of the assets of the Company; (iv) sale of shares of capital stock of the Company, in a single transaction or series of related transactions, representing greater than 50% of the voting power of or economic interests in the voting securities of the Company; or (v) any “person” (together with his, her or its affiliates) or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) acquires, directly or indirectly, the beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of outstanding shares of capital stock and/or other equity securities of the Company, in a single transaction or series of related transactions (including, without limitation, one or more tender offers or exchange offers), representing at least 50% of the voting power of or economic interests in the then outstanding shares of capital stock of the corporation (each of (i)-(v) above a “Corporate Reorganization”) shall be effected, then the Company shall use its best efforts to ensure that lawful and adequate provision shall be made whereby each Holder shall thereafter continue to have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares issuable upon exercise of the Warrants held by such Holder, shares of stock in the surviving or acquiring entity (“Acquirer”), as the case may be, such that the aggregate value of the Holder’s warrants to purchase such number of shares of the Acquirer, where the value of each new warrant to purchase one share in the Acquirer is determined in accordance with the Black-Scholes Option Pricing formula set forth in Exhibit C hereto, is equivalent to the aggregate value of the Warrants held by such Holder, where the value of each Warrant to purchase one share in the Company is determined in accordance with the Black-Scholes Option Pricing formula set forth Exhibit D hereto. Furthermore, the new warrants to purchase shares in the Acquirer referred to herein shall have the same expiration date as the Warrants, and shall have a strike price, KAcq, that is calculated in accordance with Exhibit C hereto.  For the avoidance of doubt, if the surviving or acquiring entity, as the case may be, is a member of a consolidated group for financial reporting purposes, the “Acquirer” shall be deemed to be the parent of such consolidated group for purposes of this Section 6 and Exhibit C hereto.

Moreover, appropriate provision shall be made with respect to the rights and interests of each Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock thereafter deliverable upon the exercise thereof. The Company shall effect any such Corporate Reorganization only if (A) the Acquirer shall assume by written instrument delivered to the Holders at least two (2) Business Days prior to the consummation of the Corporate Reorganization, the obligation to deliver to each Holder, at the last address of such Holder appearing on the books of the Company, such shares of stock, as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and the other obligations under the Warrants through the termination of the Exercise Period and (B) Holders representing at least a majority of the Warrant Shares then issuable upon exercise of the Warrants do not notify the Company in writing prior to the consummation of the Corporate Reorganization that such written instrument does not, in their reasonable judgment, comply with the provisions of this Section 5.  Notwithstanding the foregoing, if the Company, in spite of using its best efforts, is unable to comply with the foregoing provisions of this Section 5 in connection with any Corporate Reorganization, then the Company shall pay the Holders an amount per Warrant to purchase one share in the Company that is calculated in accordance with the Black-Scholes Option Pricing formula set forth in Exhibit D hereto. Such payment shall be made in cash in the event that the Corporate Reorganization results in the shareholders of the Company receiving cash from the Acquirer at the closing of the transaction, and shall be made in shares of the Company (delivered prior to the consummation of the Corporate Reorganization) with the value of each share in the Company determined according to SCorp in Exhibit D hereto, in the event that the Corporate Reorganization results in the shareholders of the Company receiving shares in the Acquirer or other entity at the closing of the transaction. In the event that the shareholders of the Company receive both cash and shares at the closing of the transaction, such payment to the Holders shall be also be made in both cash and shares in the same proportion as the consideration received by the shareholders.  The provisions of this Section 5 shall similarly apply to successive Corporate Reorganizations.

6. CERTIFICATE AS TO ADJUSTMENTS.  Upon the occurrence of each adjustment or readjustment of the Exercise Price and the number of Warrant Shares to be obtained upon exercise of this Warrant pursuant to Section 5, this Warrant shall, without any action on the part of the holder thereof, be adjusted in accordance with Section 5, and the Company promptly shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.  Such certificate shall be informational only and not binding on the Holder, provided that, absent manifest error, the computation set forth in such certificate shall be binding upon the Holder unless the Holder or any other holder of Warrants shall have objected thereto, within thirty (30) days after receiving such certificate, by a written notice to the Company setting forth the basis of such objection.

7. FRACTIONAL SHARES.  No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto.  All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share.  If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Warrant Share by such fraction.

8. NO SHAREHOLDER RIGHTS OR OBLIGATIONS.  This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights, or impose any duties or obligations, as a shareholder of the Company.

9. TRANSFER OF WARRANT.  Subject to applicable laws and compliance with Section 4.9 of the Purchase Agreement and delivery of this Warrant and an executed Assignment Form, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by the Holder.  The Holder agrees to promptly notify the Company of any such transfer, and the Company may deem and treat the person or entity in whose name this Warrant is registered as the absolute owner thereof.

10. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT.  If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the

Warrant so lost, stolen, mutilated or destroyed.  Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

11. MODIFICATIONS AND WAIVER.  Unless otherwise provided herein, this Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

12. NOTICES, ETC.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company at the address listed on the signature page and to the Holders at the addresses on the Company records, or at such other address as the Company or Holder may designate by ten days’ advance written notice to the other party hereto.

13. ACCEPTANCE.  Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein and in the Purchase Agreement to the extent applicable to this Warrant or the Warrant Shares.

14. GOVERNING LAW.  This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of England and Wales without regard to the principles of conflict of laws.

15. DESCRIPTIVE HEADINGS.  The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

16. SEVERABILITY.  The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

17. ENTIRE AGREEMENT.  This Warrant, together with the provisions of the Purchase Agreement to the extent applicable to this Warrant or the Warrant Shares, constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

18. WARRANT BINDING UPON ASSIGNEE OR SUCCESSOR.  The terms and conditions of this Warrant shall be binding upon, and inure to the benefit of, any permitted assignee and successor of the Holder.

19. LIMITATION OF EXERCISE.1  Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of Ordinary Shares then beneficially owned by the Holder and its Affiliates and any other persons whose beneficial ownership of Ordinary Shares would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.99%2 (the "Maximum Percentage") of the total number of issued and outstanding Ordinary Shares (including for such purpose the Warrant Shares issuable upon such exercise).  For purposes of this Warrant, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  By written notice to the Company, the Holder may waive the provisions of this Section or increase or decrease the Maximum Percentage to any other percentage specified in such notice, but (i) any such waiver or increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such waiver or increase or decrease will apply only to the Holder and not to any other holder of Warrants.  Each delivery of an Exercise Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this Section and determined that issuance of the full number of Warrant Shares requested in such Exercise Notice is permitted under this Section.  Upon the written request of the Holder, the Company shall within three (3) Business Days confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding.  In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding Ordinary Shares was reported.

[Signature Page Follows]

1           This provision is only for Purchasers beneficially owning less than 5% of the Company’s Ordinary Shares on the Closing Date.

2           Any Holder may require the inclusion of this provision with a 9.99% Maximum Percentage.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and delivered as a deed as of October __, 2009.

AMARIN CORPORATION PLC

By: _________________________ Name: Title: Director
Address: Amarin Corporation plc First Floor, Block 3 The Oval, Shelbourne Road Ballsbridge, Dublin 4 Ireland Facsimile: 353 (1) 6699 028
In the presence of a witness

By: _________________________ Name: Title:
Occupation: Address:

EXHIBIT A

ASSIGNMENT FORM

(To assign the foregoing Warrant, subject to compliance with the terms of the Warrant, execute this form and supply required information.  Do not use this form to exercise the Warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name: ______________________________ (Please Print)
Address: ___________________________ (Please Print)

and the Company Secretary is hereby appointed to transfer said rights on the books of Amarin Corporation plc, with full power of substitution in the premises.

Dated:  _______________, 20__

Holder’s Name:________________________

Title:________________________________

Holder’s Address:_____________________

Holder’s Telephone:____________________

Facsimile:____________________________

Assignee Tax ID No.:___________________

Assignee Telephone:____________________

Assignee Facsimile:_____________________

Signature Guaranteed:___________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever and must be guaranteed by a bank or trust company.  Officers of the Company and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT B

NOTICE OF EXERCISE

TO:           AMARIN CORPORATION PLC

(1) The undersigned hereby elects to purchase ________ ordinary shares (“Ordinary Shares”) of Amarin Corporation plc (the “Company”) in the form of American Depositary Shares (“ADSs”) pursuant to the terms of the attached warrant (the “Warrant”), and tenders herewith payment of the Exercise Price in full for such ADSs in accordance with Section [2.1] [2.2] of the Warrant, together with all applicable transfer taxes, if any.

(2) Please issue ADSs representing said Ordinary Shares in the name of the undersigned or in such other name as is specified in the accompanying Notice of Assignment:

Name of DTC Participant acting for undersigned:

DTC Participant Account No.:

Account No. for undersigned at DTC Participant (f/b/o information):

Onward Delivery Instructions of undersigned:

Contact person at DTC Participant:

Daytime telephone number of contact person at DTC Participant:

_______________________________

(Date)

(Signature)
(Holder’s Name)
(Authorized Signature)

(Title)
(Tax ID Number)
(Telephone)

NOTE:  SIGNATURE MUST CONFORM IN ALL RESPECTS TO THE NAME OF HOLDER AS SPECIFIED ON THE FACE OF THE WARRANT.

EXHIBIT C

Black Scholes Option Pricing formula to be used when calculating the value of each new warrant to purchase one share in the Acquirer shall be:

CAcq = SAcqe-λ(TAcq-tAcq)N(d1) – KAcqe-r(TAcq-tAcq)N(d2), where

CAcq = value of each warrant to purchase one share in the Acquirer

SAcq = price of Acquirer’s stock as determined by reference to the average of the closing prices on the securities exchange or Nasdaq Global Market over the 20-day period ending three trading days prior to the closing of the Corporate Reorganization described in Section 6 if the Acquirer’s stock is then traded on such exchange or system, or the average of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over the 20-day period ending three trading days prior to the closing of the Corporate Reorganization if the Acquirer’s stock is then actively traded in the over-the-counter market, or the then most recently completed financing if the Acquirer’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

TAcq = expiration date of new warrants to purchase shares in the Acquirer = TCorp

tAcq = date of issue of new warrants to purchase shares in the Acquirer

TAcq-tAcq = time until warrant expiration, expressed in years

σ = volatility = annualized standard deviation of daily log-returns (using a 262-day annualization factor) of the Acquirer’s stock price on the securities exchange or Nasdaq Global Market over a 20-day trading period, determined by the Holders of more than 50% of the Warrants, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Corporate Reorganization described in Section 6 if the Acquirer’s stock is then traded on such exchange or system, or the annualized standard deviation of daily-log returns (using a 262-day annualization factor) of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over a 20-day trading period, determined by the Holders of more than 50% of the Warrants, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Corporate Reorganization if the Acquirer’s stock is then actively traded in the over-the-counter market, or 0.6 (or 60%) if the Acquirer’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

N = cumulative normal distribution function

d1 = (ln(SAcq/KAcq) + (r-λ+σ2/2)(TAcq-tAcq)) ÷ (σ√(TAcq-tAcq))

ln = natural logarithm

λ = dividend rate of the Acquirer for the most recent 12-month period at the time of closing of the Corporate Reorganization.

KAcq = strike price of new warrants to purchase shares in the Acquirer = KCorp * (SAcq / SCorp)

r = annual yield, as reported by Bloomberg at time tAcq, of the United States Treasury security measuring the nearest time TAcq

d2 = d1- σ√(TAcq-tAcq)

EXHIBIT D

Black Scholes Option Pricing formula to be used when calculating the value of each Warrant to purchase one Ordinary Share in the Company shall be:

CCorp = SCorpe-λ(TCorp-tCorp)N(d1) – KCorpe-r(TCorp-tCorp)N(d2), where

CCorp = value of each Warrant to purchase one Ordinary Share in the Company

SCorp = price of Company stock as determined by reference to the average of the closing prices on the securities exchange or Nasdaq Global Market over the 20-day period ending three trading days prior to the closing of the Corporate Reorganization described in Section 6 if the Company’s stock is then traded on such exchange or system, or the average of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over the 20-day period ending three trading days prior to the closing of the Corporate Reorganization if the Company’s stock is then actively traded in the over-the-counter market, or the then most recently completed financing if the Company’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

TCorp = expiration date of Warrant to purchase Ordinary Shares in the Company

tCorp = date of public announcement of transaction

TCorp-tCorp = time until Warrant expiration, expressed in years

σ = volatility = the annualized standard deviation of daily log-returns (using a 262-day annualization factor) of the Company’s stock price on the securities exchange or Nasdaq Global Market over a 20-day trading period, determined by the Holders of more than 50% of the Warrants, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Corporate Reorganization described in Section 6 if the Company’s stock is then traded on such exchange or system, or the annualized standard deviation of daily-log returns (using a 262-day annualization factor) of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over a 20-day trading period, determined by the Holders of more than 50% of the Warrants, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Corporate Reorganization if the Company’s stock is then actively traded in the over-the-counter market, or 0.6 (or 60%) if the Company’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

N = cumulative normal distribution function

d1 = (ln(SCorp/KCorp) + (r-λ+σ2/2)(TCorp-tCorp)) ÷ (σ√(TCorp-tCorp))

ln = natural logarithm

λ = dividend rate of the Company for the most recent 12-month period at the time of closing of the Corporate Reorganization.

KCorp = strike price of Warrant

r = annual yield, as reported by Bloomberg at time tCorp, of the United States Treasury security measuring the nearest time TCorp

d2 = d1- σ√(TCorp-tCorp)

EXHIBIT C

Form of Opinion of Cahill Gordon & Reindel llp

October [  ], 2009

To the Parties Listed on Schedule A hereto

Re:	Amarin Corporation plc

Ladies and Gentlemen:

This opinion is being furnished to you pursuant to Section 5.2(e) of the Securities Purchase Agreement, dated October __, 2009 (the “Purchase Agreement”), between Amarin Corporation plc, a public limited company organized under the laws of England and Wales (the “Company”), and the various persons listed on Exhibit A thereto (each, a “Purchaser” and collectively, the “Purchasers”), relating to the issuance and sale to the Purchasers by the Company of ordinary shares of ₤0.50 each in the capital of the Company (“Ordinary Shares”) and warrants to purchase Ordinary Shares (the “Warrants” and together with the Ordinary Shares, the “Securities”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

In rendering the opinions set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of all such company or corporate records, agreements, instruments and documents of the Company and its subsidiaries, certificates of public officials and other certificates and opinions, and have made such other investigations, as we have deemed necessary in connection with the opinions set forth herein.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photocopies or conformed copies and the authenticity of originals of such documents.  We have relied, to the extent we deem such reliance proper, on certificates of officers of the Company and its subsidiaries as to factual matters.

Based upon the foregoing, it is our opinion that:

1.           no filing with, or authorization, approval, consent, order, registration, qualification or decree of, any United States federal or New York state court or governmental authority or agency is required in connection with the execution, delivery or performance by the Company of the Purchase Agreement or the offering, issuance or sale of the Securities except (a) such as have already been obtained and are in full force and effect, (b) any filings under U.S. federal or state securities or Blue Sky laws in connection with the sale of the Securities and (c) for such filings, authorizations, approvals, consents, orders, registrations, qualifications or decrees the failure so to obtain would not, individually or in the aggregate, have a Material Adverse Effect and would not materially and adversely affect the consummation of the transactions contemplated by the Purchase Agreement;

2.           the execution, delivery and performance of the Purchase Agreement by the Company, the issuance and sale of the Securities by the Company and the consummation by the Company of the transactions contemplated by the Purchase Agreement do not and will not result in any violation of any United States federal or New York State statute or any rule or regulation issued pursuant to any United States federal or New York State court of governmental agency or body (other than U.S. federal and state securities or Blue Sky laws and regulations relating to FINRA), except for violations that would not, individually or in the aggregate, have a Material Adverse Effect;

3.           assuming (i) the accuracy of the representations and warranties of the Company contained in the Purchase Agreement, (ii) the accuracy of the representations and warranties of each Purchaser in the Purchase Agreement and (iii) the Company has not engaged in any activity with respect to the Securities that would constitute a public offering within the meaning of Section 4(2) of the Securities Act, it is not necessary in connection with the issuance and sale of the Securities to the Purchasers under the circumstances contemplated by the Purchase Agreement to register the sale of the Securities to the Purchasers under the Securities Act, it being understood that no opinion is being expressed as to any subsequent resale of the Securities; and

4.           the Purchase Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity and except that (a) rights to indemnification may be limited under applicable law or public policy and (b) the enforceability of provisions imposing liquidated damages or penalties upon the occurrence of certain events may be limited in certain circumstances.

We are members of the Bar of the State of New York and do not purport to be experts in, or to express any opinion concerning, the laws of any jurisdictions other than the laws of the State of New York and the federal laws of the United States of America.

This opinion is solely for your benefit as Purchasers of the Securities and neither this opinion nor any part hereof may be delivered to or used or relied upon by any person other than you without our prior written consent.

Very truly yours,

SCHEDULE A

List of Recipients

•	Caduceus Private Investments III, LP

•	OrbiMed Associates III, LP

•	Sofinnova Venture Partners VII, L.P.

•	Longitude Venture Partners, L.P.

•	Fountain Healthcare Partners Fund 1, L.P.

•	[include other Purchasers]